UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒  Definitive Proxy Statement
☐  Definitive Additional materials
☐  Soliciting Material under Rule 14a-12
Dorian LPG Ltd.
(Name of Registrant as Specified in Charter)
Not applicable
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of filing fee (Check the appropriate box):
☒	No fee required.
Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

September 30, 2021
To Our Shareholders:
It is our pleasure to invite you to attend our 2021 Annual Meeting of Shareholders (the “Annual Meeting”). The meeting will be held at 2:00 PM EDT on October 21, 2021 at the offices of Dorian LPG (USA) LLC, located at 27 Signal Road, Stamford, CT 06902.
At the Annual Meeting, you will be asked to (i) re-elect three directors to serve on our Board of Directors until the 2024 annual meeting of shareholders, (ii) ratify the appointment of Deloitte Certified Public Accountants S.A. as our auditors for the fiscal year ending March 31, 2022 and (iii) approve an amendment to our 2014 Equity Incentive Plan to increase the number of shares of our common stock available for awards under the plan by 2,015,000 shares. Our Board of Directors recommends that you vote your shares (i) “FOR” the re-election of Ted Kalborg, Øivind Lorentzen, and John C. Lycouris to the Board of Directors; (ii) “FOR” the ratification of the appointment of Deloitte Certified Public Accountants S.A. as the Company’s independent auditors for the fiscal year ending March 31, 2022; and (iii) “FOR” the approval of an amendment to the Company’s 2014 Equity Incentive Plan to increase the number of shares of common stock available for awards under the plan by 2,015,000 shares.
You may vote via the Internet, by telephone or by mailing the completed proxy card. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously voted your proxy. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting.
We are proud that you have chosen to invest in Dorian LPG Ltd. On behalf of our management and directors, thank you for your continued support and confidence in 2021.

Very truly yours,

/s/ John C. Hadjipateras

John C. Hadjipateras
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF DORIAN LPG LTD.
Date of Meeting:	October 21, 2021
Time:	2:00 PM EDT
Place:	27 Signal Road, Stamford, CT 06902
Items of Business:	We are holding the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) for the following purposes:
• to re-elect three directors to serve on our Board of Directors until the 2024 annual meeting of shareholders;
• to ratify the selection of Deloitte Certified Public Accountants S.A. (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending March 31, 2022;
• to approve an amendment to our 2014 Equity Incentive Plan to increase the number of shares of our common stock available for awards under the plan by 2,015,000 shares; and
• to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The attached proxy statement (the “Proxy Statement”) describes these items in more detail.
Record Date:	August 26, 2021
Voting:
Whether or not you plan to attend, we urge you to review these materials carefully and to vote by Internet, telephone or by submitting your proxy card as promptly as possible. Please vote as soon as possible, even if you plan to attend the Annual Meeting in person. You have three options for submitting your vote prior to the date of the Annual Meeting: Internet, telephone or mail. In accordance with New York Stock Exchange (“NYSE”) rules, your broker will not be able to vote your shares with respect to any non-routine matters if you have not given your broker specific instructions to do so. The only routine matter to be voted on at the Annual Meeting is the ratification of the selection of our independent registered public accounting firm for the fiscal year ending March 31, 2022 (Proposal 2). The election of directors (Proposal 1) and the approval of an amendment to our 2014 Equity Incentive Plan to increase the number of shares of our common stock available for awards under the plan by 2,015,000 shares (Proposal 3) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with such proposal.

By order of the Board of Directors /s/ John C. Hadjipateras John C. Hadjipateras Chairman of the Board of Directors September 30, 2021

TABLE OF CONTENTS

Proxy Statement	1
Proxy Solicitation and Voting Information	1
Questions and Answers About the Annual Meeting and Voting	1
Why am I receiving these proxy materials?	1
What am I voting on?	1
Who is soliciting my vote?	1
How does the Board of Directors recommend shareholders vote?	2
How do I vote?	2
Will my shares be voted if I do nothing?	2
How do I know if I am a beneficial owner of shares?	3
How can I revoke my proxy?	3
Who can attend the Annual Meeting?	3
Who is entitled to vote?	3
How many votes must be present to hold the Annual Meeting?	3
What are broker non-votes?	4
What vote is required to adopt each of the proposals?	4
Who counts the votes?	4
When will the voting results be announced?	5
How can I access the proxy materials on the Internet?	5
Annual Meeting Procedures	5
Expenses of Solicitation	7
Householding	7
Proposal 1 Election of Directors	8
Nominees for Re-election for a Three-Year Term Expiring at the 2024 Annual Meeting of Shareholders	9
Directors Continuing in Office Until the 2022 Annual Meeting of Shareholders	10
Directors Continuing in Office Until the 2023 Annual Meeting of Shareholders	11
Executive Officers	12
Board Meetings and Board Committee Information	13
Meetings	13
Committees and Committee Charters	13
Audit Committee	13
Compensation Committee	13
Nominating and Corporate Governance Committee and Director Nominations	14
Role of the Nominating and Corporate Governance Committee	14
Director Nomination Process	14
Compensation Committee Interlocks and Insider Participation	15
Report of the Audit Committee	16
Corporate Governance Matters	17
Corporate Governance Guidelines	17
Director Independence	17
Anti-Bribery and Corruption Policy	18
Code of Conduct and Ethics	18
Business Relationships and Related Person Transactions Policy	18
Board Leadership Structure	18
Executive Sessions of Independent Directors	19
Communications with the Board	19
The Board’s Role in Risk Oversight	19
Our Environmental, Social and Governance Efforts	19
Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters	21
Proposal 2 To Ratify the Selection of Deloitte Certified Public Accountants S.A. as the Company’s Independent Registered Public Accounting Firm for the Year Ending March 31, 2022	23
Audit Fees	23
Audit Committee Pre-Approval Policies and Procedures	23
Proposal 3 Approval of Amendment to the 2014 Equity incentive Plan	24
Rationale for Approval	24

Summary of the 2014 Equity Incentive Plan, as Amended and Restated	24
Federal Income Tax Information	27
New Plan Benefits	27
Director Compensation	28
Executive Compensation	29
Compensation Discussion and Analysis	29
General	29
Highlights for Fiscal Year 2021	29
Compensation Philosophy and Objectives	30
Roles in Setting Executive Compensation	30
Role of the Compensation Committee	30
Role of the CEO in Setting CEO and Other Executives’ Compensation	31
Role of Outside Advisors	31
Consideration of Prior Say-on-Pay Vote Results	31
Fiscal Year 2021 Peer Group	31
Elements of the Fiscal Year 2021 Executive Officer Compensation Program	32
Employment Agreements with the NEOs	35
Executive Severance and CHange in Control Severance Plan	35
Additional Information	35
Report of the Compensation Committee	36
Summary Compensation Table	37
Narrative Disclosure to the Summary Compensation Table	37
Equity Compensation	37
Grants of Plan-Based Awards	38
Outstanding Equity Awards at Fiscal Year-End	38
Options Exercised and Stock Vested	39
2014 Equity Incentive Plan	39
Securities Authorized for Issuance Under Equity Compensation Plans	40
Equity Compensation Plans Table	40
Retirement Benefits	40
2014 Executive Severance and Change in Control Severance Plan	40
Prohibition on Hedging	41
President and Chief Executive Officer Pay Ratio	41
Compensation Committee Interlocks and Insider Participation	42
Certain Relationships and Related Transactions and Director Independence	43
Delinquent Section 16(A) Reports	45
Shareholder Proposals for 2022 Annual Meeting of Shareholders	46
Other Business	47
Annual Report	47
Appendix A - Amended and Restated 2014 Equity Incentive Plan	A-1
Appendix B - Reconciliation of Non-GAAP Financial Measures	B-1

DORIAN LPG LTD.
c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, Connecticut 06902
PROXY STATEMENT
PROXY SOLICITATION AND VOTING INFORMATION
The Board of Directors (the “Board” or “Board of Directors”) of Dorian LPG Ltd. (“we,” “us,” “our,” the “Company” or “Dorian”) solicits your proxy for our 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 PM EDT on October 21, 2021 at the offices of Dorian, located at 27 Signal Road, Stamford, CT 06902, and for any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Shareholders (the “Notice”).
Questions and Answers About the Annual Meeting and Voting
Why am I receiving these proxy materials?
This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement is being sent to all of our shareholders of record as of the close of business on August 26, 2021 for use at the Annual Meeting. This Proxy Statement, the enclosed proxy card and our Annual Report on Form 10-K for the year ended March 31, 2021 (our “Annual Report”) are being first mailed or made available to our shareholders on or about September 30, 2021.
Our shareholders are invited to attend the Annual Meeting and vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote by completing, signing, dating and returning a proxy card or by executing a proxy via the Internet or by telephone.
What am I voting on?
You will be voting on each of the following:
•	to elect three directors to serve on our Board until the 2024 annual meeting of shareholders;
•	to ratify the selection of our independent registered public accounting firm for the fiscal year ending March 31, 2022;
•	to approve an amendment to our 2014 Equity Incentive Plan to increase the number of shares of our common stock available for awards under the plan by 2,015,000 shares; and
•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
As of the date of this Proxy Statement, the Board knows of no other matters that will be brought before the Annual Meeting. If you return your signed and completed proxy card or vote by telephone or over the Internet and other matters are properly presented at the Annual Meeting for consideration, the persons appointed as proxies will have the discretion to vote for you.
Who is soliciting my vote?
In this Proxy Statement, our Board of Directors is soliciting your vote for matters being submitted for shareholder approval at the Annual Meeting.
Giving us your proxy means that you authorize the proxy holders identified on the proxy card to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. You may also abstain from voting. If you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of our Board of Directors, including in favor our nominees for re-election to the Board. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies in the enclosed proxy card will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How does the Board of Directors recommend shareholders vote?
The Board of Directors recommends that you vote using the proxy card:
•	FOR the re-election of the following three individuals nominated by the Board of Directors for re-election as directors: Ted Kalborg, Øivind Lorentzen, and John C. Lycouris;
•	FOR ratification of the appointment of Deloitte Certified Public Accountants S.A. (“Deloitte”) as our independent registered public accounting firm for the year ending March 31, 2022; and
•	FOR the approval of an amendment to our 2014 Equity Incentive Plan to increase the number of shares of our common stock available for awards under the plan by 2,015,000 shares.
How do I vote?
You may vote using one of the following methods:
•
Over the Internet.  If you have access to the Internet, we encourage you to vote in this manner. You may submit proxies over the Internet by following the instructions on the proxy card or the voting instruction card sent to you by your bank, broker, trustee or nominee.

•	By telephone. You may vote by telephone by calling the number listed on your proxy card or the voting instructions card sent to you by your bank, broker, trustee or nominee.
•
By mail.  Shareholders of record who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope. Shareholders who are beneficial owners who have received a voting instruction card from their bank, broker, trustee or nominee may return the voting instruction card by mail as set forth on the card.

•
In person at the Annual Meeting.  Shareholders of record may vote shares held in their name in person at the Annual Meeting. Shares for which a shareholder is the beneficial holder but not the shareholder of record may be voted in person at the Annual Meeting only if such shareholder is able to obtain a legal proxy from the bank, broker, trustee or nominee that holds the shareholder’s shares, indicating that the shareholder was the beneficial holder as of the record date and the number of shares for which the shareholder was the beneficial owner on the record date. Even if you plan to be present at the Annual Meeting, we encourage you to vote your shares prior to the Annual Meeting date via the Internet, by telephone or by mail in order to record your vote promptly, as we believe voting this way is convenient.

Shareholders are encouraged to vote their proxies by Internet, telephone or by mail, but not by more than one method. If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is received by the independent inspector of election will be counted, and each previous vote will be disregarded. Please follow the directions on these materials carefully.
Will my shares be voted if I do nothing?
If you do nothing, your shares will NOT be voted for all proposals. If you are a shareholder of record, you must sign and return a proxy card, submit your proxy by telephone or Internet, or attend the Annual Meeting in person, in order for your shares to be voted. If you are a beneficial owner of shares and your shares are held in “street name,” your bank, broker, trustee or nominee will not be able to vote your shares at the Annual Meeting on “non-routine matters,” as defined by the New York Stock Exchange (the “NYSE”), unless you instruct them as to how you want your shares to be voted. The NYSE currently considers only the ratification of the appointment of Deloitte as our independent public accounting firm for the fiscal year ending March 31, 2022 to be a routine matter. If a brokerage firm votes your shares on a routine matter in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes, as the case may be, depending on how the broker votes. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes and will be voted “FOR” ratification of the selection of our independent registered public accounting firm for the fiscal year ending March 31, 2022, but will not count as a “FOR” vote for any other matter, including the election of directors.

If you are a beneficial owner and your shares are held in street name, your broker, bank or nominee has enclosed a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card in order to ensure that your shares are represented and voted at the meeting.
How do I know if I am a beneficial owner of shares?
If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instructions form.” If you request printed copies of the proxy materials by mail, you will receive a voting instructions form.
How can I revoke my proxy?
If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by taking one of the following actions:
•
by giving written notice of the revocation prior to the commencement of the Annual Meeting to: Corporate Secretary, Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902;

•	by executing and delivering another valid proxy with a later date;
•	by voting by telephone or Internet at a later date; or
•
by attending the Annual Meeting and voting in person by written ballot, if you are a shareholder of record or, if you are a beneficial owner of your shares, with a legal proxy from the entity that holds your shares giving you the right to vote the shares.

If you are a beneficial owner of your shares and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee in accordance with that entity’s procedures.
If you vote the same shares by more than one method or vote multiple times with respect to the same shares using the same method, only the last-dated vote that is received will be counted, and each previous vote will be disregarded.
Who can attend the Annual Meeting?
Only shareholders of Dorian as of the close of business on the record date, August 26, 2021, their authorized representatives and invited guests of Dorian will be permitted to attend the Annual Meeting. In order to gain admission to the Annual Meeting, proof of ownership of Dorian common stock as of the record date (or a valid proxy for a shareholder of Dorian entitled to vote at the Annual Meeting) will be required, along with government-issued photo identification, such as a driver’s license or passport. Beneficial owners holding stock in an account at a brokerage firm, bank, broker-dealer or other similar organization (“street name” holders) will need to bring proof of beneficial ownership as of the record date, such as an account statement or a letter from a broker, along with government-issued photo identification.
Who is entitled to vote?
All of our shareholders as of the record date, August 26, 2021, will be entitled to vote at the Annual Meeting. As of the close of business on that date, approximately 40,304,643 of our common shares were outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the meeting. Our articles of incorporation, as amended (the “Articles of Incorporation”), do not provide for cumulative voting and, accordingly, our shareholders do not have cumulative voting rights with respect to the election of directors. The common shares held in our treasury, which are not considered outstanding, will not be voted.
How many votes must be present to hold the Annual Meeting?
In order for us to conduct the Annual Meeting, the shareholders representing at least one-third of the shares issued and outstanding and entitled to vote at the Annual Meeting as of August 26, 2021 must be present at the Annual Meeting in person or by proxy. This is referred to as a quorum. Abstentions and “broker non-votes” are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you do one of the following:
•	vote via the Internet or by telephone;
•	return a properly executed proxy by mail (even if you do not provide voting instructions); or
•	attend the Annual Meeting and vote in person.

If a quorum is not present at the Annual Meeting or, even if a quorum is present and sufficient votes in favor of the positions recommended by our Board of Directors on the proposals described in this Proxy Statement are not timely received, a majority of the total number of votes represented by those shares present, in person or by proxy, at the Annual Meeting will have the power to adjourn the meeting. If the Annual Meeting is adjourned for reasons other than a lack of quorum, no further notice of the adjourned meeting will be required to permit further solicitation of proxies, other than an announcement at the Annual Meeting, unless a new record date for the Annual Meeting is set.
What are broker non-votes?
A “broker non-vote” occurs when a broker, bank or other nominee that holds our common stock for a beneficial owner returns a proxy to us but cannot vote the shares it holds as to a particular matter because it has not received voting instructions from the beneficial owner and the matter to be voted on is not “routine” under the NYSE rules.
What vote is required to adopt each of the proposals?
Each share of our common stock outstanding on the record date is entitled to one vote on each of the three director nominees and one vote on each other matter.
Proposal 1. Election of Directors.  As set forth in Article I of our Articles of Incorporation, directors will be elected by a plurality of votes cast by holders entitled to vote in the election. This means that the three nominees receiving the highest number of “FOR” votes will be elected as Class II directors. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Accordingly, if you do not hold your shares directly in your own name, for your vote to be counted, you must submit your voting instructions to your broker or custodian. Broker non-votes will not be counted as present and are not entitled to vote on this proposal. Abstentions have no effect on whether any director has been elected.
Proposal 2. Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2022.  As set forth in Section 7 of Article II of our bylaws, the affirmative vote of a majority of the votes cast by holders present, in person or by proxy, at the Annual Meeting is required to ratify the appointment of Deloitte by the Company’s audit committee (the “Audit Committee”) as the Company’s independent auditors for the fiscal year ending March 31, 2022. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal. Broker non-votes will be counted as present and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” whether this proposal has been approved. Abstentions will have no effect on the results of this proposal.
Proposal 3. Approval of an amendment to the Company’s 2014 Equity Incentive Plan to increase the number of shares of common stock available for awards under the plan by 2,015,000 shares. As set forth in Section 7 of Article II of our bylaws, the affirmative vote of a majority of the votes cast by holders present, in person or by proxy, at the Annual Meeting is required to approve the amendment to the Company’s 2014 Equity Incentive Plan to increase the number of shares of common stock available for awards under the plan by 2,015,000 shares. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Accordingly, if you do not hold your shares directly in your own name, for your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions will be counted in tabulations of the votes cast on this proposal (and will have the same effect as “AGAINST” votes), whereas broker “non-votes” will not be counted for purposes of determining the number of votes cast.
Who counts the votes?
Tabulation of the votes cast at the Annual Meeting will be conducted by the inspectors of election.

When will the voting results be announced?
We expect to announce preliminary voting results at the Annual Meeting. We will report final results on our website at www.dorianlpg.com and in a filing with the U.S. Securities and Exchange Commission (the “SEC”) on a Form 8-K. Information on our website does not constitute a part of this Proxy Statement.
How can I access the proxy materials on the Internet?
You may access our Proxy Statement and Annual Report via the Internet at www.dorianlpg.com under the heading “Investor Center—Corporate Governance—Annual Meeting of Shareholders.” For next year’s shareholders’ meeting, you can potentially help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report to shareholders electronically over the Internet. If you hold your shares in your own name (instead of through a broker, bank or other nominee), you can choose this option by following the instructions at the Internet website at www.investorvote.com/LPG. Subject to applicable rules and regulations of the SEC, if you choose to receive your proxy materials and annual report to shareholders electronically, then prior to next year’s shareholders’ meeting you will receive notification when the proxy materials and annual report to shareholders are available for online review over the Internet, as well as instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect for subsequent meetings unless you revoke such choice prior to future meetings by revoking your request online or by sending a written request to: Corporate Secretary, Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902.
A COPY OF OUR ANNUAL REPORT WILL BE PROVIDED TO YOU WITHOUT CHARGE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, DORIAN LPG LTD., C/O DORIAN LPG (USA) LLC, 27 SIGNAL ROAD, STAMFORD, CONNECTICUT 06902.
Annual Meeting Procedures
Annual Meeting Admission
Only shareholders as of the close of business on August 26, 2021 or those persons that hold a valid proxy may attend the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis. Proof of Dorian stock ownership as of the record date, along with government-issued photo identification, such as a driver’s license or passport, will be required for admission. Shareholders holding stock in an account at a brokerage firm, bank, broker-dealer or other similar organization (“street name” holders) will need to bring proof of beneficial ownership as of the record date, such as an account statement or a letter from a broker, along with government-issued photo identification. If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, you will not be admitted to attend the Annual Meeting in person. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the Annual Meeting.
Voting Procedures
Shareholders of record (shareholders who own our shares in their own names on the books of our transfer agent) may vote their shares or submit a proxy card to have their shares voted by one of the following methods:
•	By Internet—Shareholders of record may submit proxies over the Internet by following the instructions on the enclosed proxy card.
•	By Telephone—Shareholders of record may vote by telephone by calling the number listed on the enclosed proxy card.
•
By Mail—Shareholders of record who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope.

•	In Person—Shareholders of record may vote shares held in their name in person at the Annual Meeting; however, attendance at the Annual Meeting without casting a ballot will not count as a vote.

Beneficial owners of shares (shareholders who own their shares in the name of a bank, broker, trustee or other nominee on the books of our transfer agent) may generally vote their shares or submit a proxy to have their shares voted by one of the following methods, as indicated on the voting instruction form sent to you by your bank, broker, trustee or nominee:
•
By Internet or Telephone—Beneficial owners may generally vote their shares over the Internet or by telephone, as indicated on your voting instruction card. Please refer to your voting instruction card or other information forwarded by your bank, broker, trustee or nominee to determine whether you may submit a proxy electronically over the Internet or by telephone, following the instructions on the voting instruction card or other information provided by the record holder.

•	By Mail—You may vote your shares by completing, signing and dating your voting instruction card and returning it in the envelope provided.
•
In Person with a Proxy from the Record Holder—Shares for which a shareholder is the beneficial holder but not the shareholder of record may be voted in person at the Annual Meeting only if such shareholder is able to obtain a legal proxy from the bank, broker, trustee or nominee that holds the shareholder's shares, with such legal proxy indicating that the shareholder was the beneficial holder as of the record date and the number of shares for which the shareholder was the beneficial owner on the record date.

Shareholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning a proxy card, but not by more than one method. If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is received by the vote tabulator will be counted, and each previous vote will be disregarded.
If you receive more than one set of proxy materials or more than one proxy card, it may mean that you hold shares of Dorian stock in more than one account. You must return a proxy card or vote using one of the methods described above for each account in which you own shares.
Revoking Your Vote
If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by taking one of the following actions:
•
by giving written notice of the revocation prior to the commencement of the Annual Meeting to: Corporate Secretary, Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902;

•	by executing and delivering another valid proxy with a later date;
•	by voting by telephone or Internet at a later date; or
•
by attending the Annual Meeting and voting in person by written ballot, if you are a shareholder of record or, if you are a beneficial owner of your shares, with a legal proxy from the entity that holds your shares giving you the right to vote the shares.

If you are a beneficial owner of your shares and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee in accordance with that entity’s procedures.
Vote Required for Approval
The presence, represented in person or by proxy, of one-third of the issued and outstanding shares of Dorian common stock entitled to vote at the Annual Meeting is required to constitute a quorum at the Annual Meeting. Brokers holding shares for beneficial owners must vote their shares according to the specific instructions they receive from their owners. If specific instructions are not received, brokers may not vote these shares, other than on matters that the NYSE considers to be “routine.” If a brokerage firm votes a beneficial holder’s shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter. At the Annual Meeting, only the proposal to ratify the appointment of Deloitte as our independent auditor for the fiscal year ending March 31, 2022 is considered a routine matter.

The votes required to approve each matter to be considered by our shareholders at the Annual Meeting are set forth below:
•
Proposal 1—Election of Directors:  Each Dorian shareholder has the right to vote each share of stock owned by such shareholder on the record date for three director nominees to be elected. Cumulative voting is not permitted. To be elected, a director-nominee must receive a plurality of the votes cast at the Annual Meeting. Accordingly, the three nominees standing in the election who receive the greatest number of votes cast at the Annual Meeting will be elected as directors. Abstentions, votes withheld and broker non-votes will not be counted as votes cast for such purposes and therefore will have no effect on the results of the election.

•
Proposal 2—Ratification of Selection of Deloitte:  The affirmative vote of a majority of the votes cast on this proposal is required to ratify the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2022. Abstentions and broker non-votes will have no effect on the results of this vote.

•
Proposal 3—Approval of an amendment to our 2014 Equity Incentive Plan to increase the number of shares of our common stock available for awards under the plan by 2,015,000 shares:  The affirmative vote of a majority of the votes cast on this proposal is required to approve the amendment to our 2014 Equity Incentive Plan to increase the number of shares of our common stock available for awards under the plan by 2,015,000 shares. Abstentions will be counted in tabulations of the votes cast on this proposal (and will have the same effect as “AGAINST” votes), whereas broker “non-votes” will not be counted for purposes of determining the number of votes cast.

Appraisal or Dissenters’ Rights
Our shareholders will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this Proxy Statement to be acted upon at the Annual Meeting.
Expenses of Solicitation
We pay all costs of soliciting proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and proxies. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or by other electronic means. We may pay the expenses of persons holding shares for others to send proxy materials to their principals. While we presently intend that solicitations will be made only by directors, officers and employees of the Company, we may retain outside solicitors to assist in the solicitation of proxies.  Any expenses incurred in connection with the use of outside solicitors will be paid by us.
Householding
To reduce the expense of delivering duplicate proxy materials to our shareholders, we are relying on the SEC rules that permit us to deliver only one set of proxy materials, including our Proxy Statement, our Annual Report and the Notice, to multiple shareholders who share an address unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each shareholder retains a separate right to vote on all matters presented at the Annual Meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to receive a separate copy of the Annual Report or other proxy materials free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please send your request by email to IR@dorianlpg.com or by mail to Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902, attention: Investor Relations, or call us at (203) 674-9900.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes: Class I, Class II and Class III. Pursuant to our Articles of Incorporation, each class of directors consists, as nearly as possible, of one-third of the total number of directors. The total number of directors on the Board may be fixed from time to time by a vote of not less than two-thirds of the number of directors constituting the Board, excluding vacancies. Additionally, the Board is authorized to fill any vacancy on the Board, including directorships resulting from an increase in the number of directors, by a majority vote of the directors then in office. By the requisite vote, the size of our Board of Directors was set at ten directors effective May 1, 2015 and has since been reduced to seven directors effective January 26, 2016.
Each director is elected to serve for a three-year term and until such director’s successor is duly elected and has qualified, except in the event of his or her death, resignation, removal or earlier termination of his or her term of office. The terms of our Class III and I directors will expire in 2022 and 2023, respectively, and the term of our Class II directors will expire at the Annual Meeting.
Our Class II directors, whose terms expire at this year’s Annual Meeting, are currently Øivind Lorentzen, Ted Kalborg and John C. Lycouris. Mr. Lorentzen and Mr. Lycouris have served as directors since our formation in July 2013. The Board appointed Mr. Kalborg effective December 12, 2014. Mr. Lorentzen, Mr. Kalborg and Mr. Lycouris were re-elected at the 2018 annual meeting of shareholders. Upon the recommendation of our nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”), our Board has nominated Mr. Lorentzen, Mr. Kalborg and Mr. Lycouris for re-election as Class II directors to serve until the annual meeting of shareholders in 2024, and until such director’s successor is elected and has qualified.
Our Class III directors, whose terms expire at the annual meeting of shareholders in 2022, are currently John C. Hadjipateras and Malcolm McAvity. Mr. Hadjipateras has served on our Board since our formation in July 2013 and Mr. McAvity was appointed by the Board effective January 28, 2015. Mr. McAvity and Mr. Hadjipateras were re-elected at the 2019 annual meeting of shareholders.
Our Class I directors, whose terms expire at the annual meeting of shareholders in 2023, are currently Thomas J. Coleman and Christina Tan. Mr. Coleman has served on our Board since September 2013 and Ms. Tan has served on our Board since May 2015. Mr. Coleman and Ms. Tan were re-elected at the 2020 annual meeting of shareholders.
Except as indicated herein, there are no arrangements or understandings between any current director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee.
If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, the persons named as proxy holders will vote your proxy for the election of such substitute nominee as may be designated by the Board in accordance with Article I of our Articles of Incorporation to fill the vacancy. The Board of Directors has no reason to believe any of the nominees will be unable or unwilling to serve if elected.
Our Board of Directors recommends that you vote FOR the election of our three nominees listed below, Mr. Kalborg, Mr. Lorentzen and Mr. Lycouris.
The Board believes that each of the three nominees listed below are highly qualified and have experience, skills, backgrounds and attributes that qualify them to serve as directors of Dorian (please see each nominee’s biographical information presented below). The recommendation of the Board is based on its carefully considered judgment that the experience, skills, backgrounds and attributes of our nominees make them the best candidates to serve on our Board.

Nominees for Re-election for a Three-Year Term Expiring at the 2024 Annual Meeting of Shareholders
Set forth in the table below is a list of our director nominees, together with certain biographical information, including their ages as of the date of this Proxy Statement.
Name	Age	Principal Occupation
Ted Kalborg	70	Founder, Tufton Oceanic Group
Øivind Lorentzen	71	Managing Director, Northern Navigation, LLC
John C. Lycouris	71	Chief Executive Officer, Dorian LPG (USA) LLC
____________
Ted Kalborg has served as a director of the Company since December 12, 2014 and is currently a member of the Audit Committee and Compensation Committee. Mr. Kalborg is the founder of the Tufton Group, a fund management group he founded in 1985 that specializes in the shipping and energy sectors. The group manages hedge funds and private equity funds. Mr. Kalborg’s primary focus has been corporate reorganizations. Mr. Kalborg holds a BA from Stockholm School of Economics and received an MBA from Harvard Business School. Mr. Kalborg’s diversified experience in the oil drilling, shipping, and investment industries, his specialty in maritime and transportation fund management, and his extensive background serving as director of several other companies equip him with the qualifications and skills to act as a member of our Board of Directors.
Øivind Lorentzen has served as a director of the Company since its inception in July 2013 and is currently the Chairman of the Audit Committee. Mr. Lorentzen is currently Managing Director of Northern Navigation, LLC. Mr. Lorentzen was Non-Executive Vice Chairman of SEACOR Holdings Inc. from early 2015 to April 2021, prior to which he was its Chief Executive Officer. From 1990 until September 2010, Mr. Lorentzen was President of Northern Navigation International, Ltd., an investment management and ship-owning company concentrating in specialized marine transportation and ship finance. From 1979 to 1990, Mr. Lorentzen was Managing Director of Lorentzen Empreendimentos S.A., an industrial and shipping group in Brazil, and he served on its board of directors until December 2005. From 2001 to 2008, Mr. Lorentzen was Chairman of NFC Shipping Funds, a leading private equity fund in the maritime industry. Mr. Lorentzen is a director of the Global Maritime Forum, an international not-for-profit organization dedicated to promoting the potential of the global maritime industry. Mr. Lorentzen earned his undergraduate degree at Harvard College and his MBA from Harvard Business School. Mr. Lorentzen’s expertise in the maritime and shipping industries provides him with the important qualifications and skills to serve as a member of our Board of Directors.
John C. Lycouris serves as Chief Executive Officer of Dorian LPG (USA) LLC and is a director of the Dorian LPG Ltd. since its inception in July 2013. Previously, Mr. Lycouris was a Director and VP/Treasurer of Eagle Ocean, Inc. beginning in 1993 and of Eagle Ocean Transport, Inc. beginning in 2004, where he attended to pre- and post-delivery financings of newbuilding and second-hand vessels in the tanker, LPG, and dry bulk sectors, including execution of a multitude of sale and purchase contracts. Mr. Lycouris’ responsibilities also included operational and technical matters as well as investment strategy for a number of portfolios of foreign principals represented by the Companies. Before joining Eagle Ocean, Inc., Mr. Lycouris served as Director of Peninsular Maritime Ltd. a ship brokerage firm in London, UK, which he joined in 1974, and managed the Finance and Accounts departments. Mr. Lycouris holds a BS in Business Administration from Ithaca College and an MBA in Finance from Cornell University. Mr. Lycouris’ successful leadership and executive experience, along with his deep knowledge of the commercial, technical and operational aspects of shipping in general and LPG shipping in particular, provide him with the qualifications and skills to serve as a member of our Board of Directors.
The Board of Directors recommends you vote “FOR” each named nominee.

Directors Continuing in Office Until the 2022 Annual Meeting of Shareholders
Name	Age	Principal Occupation
John C. Hadjipateras	71	President and Chief Executive Officer of Dorian LPG Ltd.; President, Dorian LPG (USA) LLC
Malcolm McAvity	70	Retired Vice Chairman of Phibro LLC
____________
John C. Hadjipateras has served as Chairman of the Board and as our President and Chief Executive Officer and as President of Dorian LPG (USA) LLC since our inception in July 2013. Mr. Hadjipateras has been actively involved in the management of shipping companies since 1972. From 1972 to 1992, Mr. Hadjipateras was the Managing Director of Peninsular Maritime Ltd. in London and subsequently served as President of Eagle Ocean, which provides chartering, sale and purchase, protection and indemnity insurance and shipping finance services. Mr. Hadjipateras has served as a member of the boards of the Greek Shipping Co-operation Committee and of the Council of INTERTANKO, and has been a member of the Baltic Exchange since 1972 and of the American Bureau of Shipping since 2011. Mr. Hadjipateras also served on the Board of Advisors of the Faculty of Languages and Linguistics of Georgetown University and is a trustee of Kidscape, a leading U.K. charity organization. Mr. Hadjipateras was a director of SEACOR Holdings Inc., a global provider of marine transportation equipment and logistics services, from 2000 to 2013. We believe that Mr. Hadjipateras’ expertise in the maritime and shipping industries provides him with the qualifications and skills to serve as a member of our Board of Directors.
Malcolm McAvity has served as a director of the Company since January 2015 and is currently the Chairman of our Nominating and Corporate Governance Committee and a member of our Compensation Committee. Mr. McAvity formerly served as Vice Chairman of Phibro LLC, one of the world’s leading international commodities trading firms, from 1986 through 2012. Mr. McAvity has held various positions trading crude oil and other commodities. Mr. McAvity earned a BA from Stanford University and an MBA from Harvard Business School. We believe that Mr. McAvity’s experience in commodities trading provides him with the qualifications and skills to serve as a member of our Board of Directors.

Directors Continuing in Office Until the 2023 Annual Meeting of Shareholders
Set forth in the table below is a list of our directors continuing in office until the 2023 annual meeting, together with certain biographical information, including their ages as of the date of this Proxy Statement.
Name	Age	Principal Occupation
Thomas J. Coleman	55	Co-Founder and Co-President, Kensico Capital Management Corporation
Christina Tan	68	Chief Executive Officer, MT Maritime Management Group
____________
Thomas J. Coleman has served as a director of the Board since September 2013 and is currently our Lead Independent Director, Chairman of the Company’s compensation committee (the “Compensation Committee”) and a member of the Company’s nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Mr. Coleman has served as co-Founder and co-President of Kensico Capital Management Corporation (“Kensico”) since 2000. Mr. Coleman is also the co-principal of each of Kensico’s affiliates. Prior to working with Kensico and its affiliates, Mr. Coleman was employed by Halo Capital Partners (“Halo”). Prior to his employment at Halo, Mr. Coleman founded and served as Chief Executive Officer and a director of PTI Holding Inc. from 1990 until 1995. From October 2012 until January 2014, Mr. Coleman served as a director of WebMD. From February 2011 until its sale in January 2012, Mr. Coleman served as a director of Tekelec, a publicly traded global provider of core network solutions. We believe that Mr. Coleman’s knowledge of corporate finance provides him with the qualifications and skills to serve as a member of our Board of Directors.
Christina Tan has served as a director of the Company since May 1, 2015 and is currently a member of the Audit and Nominating and Corporate Governance Committees. Ms. Tan has been the Chief Executive Officer of the MT Maritime Management Group (“MTM Group”) since the beginning of 2020. Ms. Tan has been an officer with the MTM Group for over 30 years, performing in a variety of capacities, including finance and chartering, and was also a board member of Northern Shipping Funds from 2008 to 2015, at which point she remained as a member of the Limited Partnership Advisory Committee (LPAC). For eight years prior to joining MTM Group, Ms. Tan was Vice President of Finance & Trading for Socoil Corporation, a major Malaysian palm oil refiner and trading company. Ms. Tan earned a BA in Economics and Mathematics from Western State College of Colorado. We believe that Ms. Tan’s long-standing experience in the shipping industry and in maritime investments provide her with the qualifications and skills to serve as a member of our Board of Directors.

EXECUTIVE OFFICERS
John C. Hadjipateras, 71, has served as Chairman of the Board and as our President and Chief Executive Officer and as President of Dorian LPG (USA) LLC since our inception in July 2013. See “Proposal 1. Election of Directors— Directors Continuing in Office Until the 2022 Annual Meeting of Shareholders.”
John C. Lycouris, 71, has served as Chief Executive Officer of Dorian LPG (USA) LLC and a director of the Company since our inception in July 2013. See “Proposal 1. Election of Directors— Nominees for Re-election for a Three-Year Term Expiring at the 2024 Annual Meeting of Shareholders.”
Theodore B. Young, 53, has served as our Chief Financial Officer, Treasurer and Principal Financial and Accounting Officer since July 2013, as Chief Financial Officer and Treasurer of Dorian LPG (USA) LLC since July 2013, and as head of corporate development for Eagle Ocean from 2011 to 2013. From 2004 to 2011, Mr. Young was a Senior Managing Director and member of the Investment Committee at Irving Place Capital (“IPC”), where he worked on investments in the industrial, transportation and business services sectors. Prior to joining IPC, Mr. Young was a principal at Harvest Partners, a New York-based middle market buyout firm, from 1997 to 2004. There, Mr. Young was active in industrial transactions and played a key role in the firm’s multinational investment strategy. Prior to his career in private equity, Mr. Young was an investment banker with Merrill Lynch & Co., Inc. and SBC Warburg Dillon Read and its predecessors in New York, Zurich, and London. Mr. Young holds an AB from Dartmouth College and an MBA from the Wharton School of the University of Pennsylvania with a major in accounting.
Tim T. Hansen, 52, has served as our Chief Commercial Officer since 2018. He joined the Company in 2014 as Chartering Manager and in 2015 became the Managing Director for the Helios LPG Pool London Office. In 2019 he joined the Helios Pool Board of Directors and has since 2020 served as Chairman of the Board. Mr. Hansen began his career at sea in 1985 with AP Moeller Maersk (“Maersk”) rising through the ranks in tankers, container and dry cargo vessels, ending his seagoing career as captain of various sized LPG carriers. Mr. Hansen was also a Lieutenant in the Royal Danish Navy from 1992 through 1993, where he served as Skipper on Vessel Traffic Services (“VTS”) vessels, performed various coast guard services, and worked as a VTS Operator at Green Belt Traffic Service. Mr. Hansen returned to Maersk in 1993, where he eventually came ashore in 1999 with responsibilities in several sectors including supercargo, operations, and chartering in the dry cargo segment, Maersk Line and was Senior Charterer in Broestroem. In 2002, Mr. Hansen began to focus on the LPG sector and from 2004 until Maersk's exit from the LPG sector in 2013 was Senior Charterer responsible for the daily employment of handy, mid-size and VLGC vessels.
Alexander C. Hadjipateras, 42, has served as our Executive Vice President of Business Development since July 2013 and is the son of John C. Hadjipateras, the Chairman of the Board of Directors and President and Chief Executive Officer of the Company. Mr. Alexander C. Hadjipateras’ main areas of focus are business development, vessel sale and purchase, and assisting in the management of the Company’s operations in Athens, Greece. Since joining Eagle Ocean in 2006, Mr. Alexander C. Hadjipateras been involved in its newbuilding program at Sumitomo Shipyard in Japan and Hyundai Heavy Industries in South Korea and worked on Aframax spot chartering. Prior to joining Eagle Ocean, Mr. Alexander C. Hadjipateras worked as a Business Development Manager at Avenue A/ Razorfish, a leading digital advertising agency based in San Francisco. Mr. Alexander C. Hadjipateras has served as a director of the Helios LPG Pool since 2018, a director of the UK P&I Club since 2016, and a director on the Greek Shipping Corporation Committee (GSCC) since 2018. Mr. Alexander C. Hadjipateras graduated from Georgetown University with a BA in history in 2001 and is currently completing an executive MBA at HEC Paris.

BOARD MEETINGS AND BOARD COMMITTEE INFORMATION
Meetings
During the fiscal year ended March 31, 2021, the Board of Directors held a total of eight meetings (including regularly scheduled and special meetings) and acted three times via unanimous written consent. In that fiscal year, all directors attended at least 75% of the aggregate number of meetings of the Board held during the period for which they were directors and the committees on which they served. Our directors are expected to attend our annual meeting of shareholders, with those directors unable to attend expected to notify the Chairman of the Board in advance. All seven directors then in office attended our 2020 annual meeting of shareholders. From time to time, the Board may create special committees to address specific matters such as financial or corporate transactions.
Committees and Committee Charters
Our Board of Directors has established the following standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our Board may, in the future, establish such other committees as it determines from time to time. The charter of each of these committees is available on our website at http://www.dorianlpg.com/investor-center/corporate-governance/. You may also request printed copies of the charter(s) by sending a written request to our Corporate Secretary at the address set forth on the cover of this Proxy Statement.
Audit Committee
The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), currently consists of Messrs. Lorentzen and Kalborg and Ms. Tan, with Mr. Lorentzen serving as its chairperson. The Audit Committee meets a minimum of four times a year, and periodically meets with the Company’s management, internal auditors and independent external auditors separately from the Board. During the fiscal year ended March 31, 2021, the Audit Committee held four meetings and acted once via unanimous written consent.
Under the Audit Committee charter, the Audit Committee assists the Board in overseeing the quality of the Company’s financial statements and its financial reporting practices. To that end, the Audit Committee has direct responsibility for the appointment, replacement, compensation, retention, termination and oversight of the work of the independent registered public accounting firm engaged to prepare an audit report, to perform other audits and to perform review or attest services for us. The Audit Committee confers directly with the Company’s independent registered public accounting firm. The Audit Committee also assesses the outside auditors’ qualifications and independence. The Audit Committee is responsible for the pre-approval of all audit and non-audit services performed by our independent registered public accounting firm. The Audit Committee acts on behalf of the Board in reviewing the scope of the audit of the Company’s financial statements and results thereof. Our Chief Financial Officer has direct access to the Audit Committee. The Audit Committee also oversees the operation of our internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of our independent registered public accounting firm. Based on this oversight, the Audit Committee advises the Board on the adequacy of the Company’s internal controls, accounting systems, financial reporting practices and the maintenance of the Company’s books and records. The Audit Committee is also responsible for determining whether any waiver of our Code of Ethics will be permitted and for reviewing and determining whether to approve any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. Annually, the Audit Committee recommends that the Board request shareholder ratification of the appointment of the independent registered public accounting firm. The responsibilities and activities of the Audit Committee are further described in “Report of the Audit Committee” and the Audit Committee charter.
Our Board of Directors has determined that the Audit Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards and Rule 10A-3 of the Exchange Act. The Board has also determined that each member of the Audit Committee has sufficient knowledge and understanding of the Company’s financial statements to serve on the Audit Committee and is financially literate within the meaning of the NYSE listing standards as interpreted by the Board. The Board has further determined that Messrs. Lorentzen and Kalborg and Ms. Tan satisfy the definition of "audit committee financial expert" as defined under federal securities laws. See also Corporate Governance Matters—Director Independence.
Compensation Committee
The Compensation Committee currently consists of Messrs. Coleman, Kalborg and McAvity, with Mr. Coleman serving as its chairperson. The Compensation Committee meets as often as it deems necessary. During the fiscal year ended March 31, 2021, the Compensation Committee held one meeting and acted three times via unanimous written consent.

Pursuant to its charter, the Compensation Committee determines the annual compensation of all executive officers of the Company, and reports its determinations to the Board. The scope of the Compensation Committee’s oversight includes all matters related to the compensation of our executive officers. The Compensation Committee is also charged in particular with reviewing and approving corporate goals relevant to the compensation of our Chief Executive Officer and Chief Financial Officer, evaluating both officers’ performance in light of those goals, and determining and approving both officers’ compensation based on the evaluation. The Compensation Committee also reviews and approves employment agreements, compensation involving family members, severance agreements, change of control agreements and other similar agreements relating to executive officers, and makes general recommendations to the Board on the Company’s compensation philosophy.
While the Compensation Committee has overall responsibility for executive compensation matters, as specified in its charter, the Compensation Committee reports regularly to the Board summarizing any significant issues considered by the Compensation Committee and any action it has taken. The Board may delegate other responsibilities and duties to the Compensation Committee from time to time, and the Compensation Committee may undertake other responsibilities as it deems appropriate for it to carry out its purpose under its charter.
The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the Compensation Committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Compensation Committee.
Our Board of Directors has determined that Messrs. Coleman, Kalborg and McAvity meet the independence requirements of the NYSE listing standards, including the additional independence requirements applicable to the members of a compensation committee. The Board has specifically considered all factors relevant to determining whether any of Messrs. Coleman, Kalborg or McAvity has a relationship to us which is material to his ability to be independent from management in connection with the duties of a Compensation Committee member.
Nominating and Corporate Governance Committee and Director Nominations
Role of the Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee currently consists of Messrs. McAvity and Coleman and Ms. Tan, with Mr. McAvity serving as its chairperson. The Nominating and Corporate Governance Committee meets as often as it deems necessary. During the fiscal year ended March 31, 2021, the Nominating and Corporate Governance Committee held one meeting and acted once via unanimous written consent.
Pursuant to its charter, the Nominating and Corporate Governance Committee assists the Board in reviewing and identifying individuals qualified to become Board members, as consistent with the criteria established by the Board for director candidates in the Company’s Corporate Governance Guidelines, and recommends to the Board nominees to fill vacancies on the Board. The Nominating and Corporate Governance Committee makes recommendations from time to time regarding the size of the Board. The Nominating and Corporate Governance Committee also periodically evaluates and makes recommendations regarding corporate governance guidelines (the “Corporate Governance Guidelines”). See “Corporate Governance Matters—Corporate Governance Guidelines.” Additionally, our Nominating and Corporate Governance Committee monitors progress of Environmental, Social and Governance (“ESG”) efforts and together with management ensures integrity of reporting. The responsibilities and activities of the Nominating and Corporate Governance Committee are further described in the Nominating and Corporate Governance Committee charter. The Board may assign other duties to the Nominating and Corporate Governance Committee from time to time as necessary.
Our Board of Directors has determined that Messrs. Coleman and McAvity and Ms. Tan meet the independence requirements of the NYSE listing standards.
Director Nomination Process
The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding candidates to be nominated for directorship positions through consideration of proposals from a number of sources, including shareholder proposals. When considering a person to be recommended for nomination as a director, the Nominating and Corporate Governance Committee assesses, among other factors, experience, accomplishments, education, skills, personal and professional integrity, diversity of the Board (in all aspects of that term) and the candidate’s ability to devote the necessary time for service as a director (including directorships and other positions held at other corporations and organizations).

The Nominating and Corporate Governance Committee has no stated policy on director diversity. However, the Board reviews diversity of viewpoints, background, experience, accomplishments, education and skills when evaluating nominees. The Board believes that such diversity is important because it provides varied perspectives and promotes active and constructive discussion among Board members and between the Board and management, resulting in more effective oversight of management’s formulation and implementation of strategic initiatives. The Board believes this diversity is demonstrated in the range of experiences, qualifications and skills of the current members of the Board. In the Board’s executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board from time to time considers whether the Board’s composition promotes a constructive and collegial environment. In determining whether an incumbent director should stand for re-election, the Nominating and Corporate Governance Committee considers the above factors, as well as that director’s personal and professional integrity, attendance, preparedness, participation and candor, the individual’s satisfaction of the criteria for the nomination of directors set forth in our Corporate Governance Guidelines and other relevant factors as determined by the Board.
The Nominating and Corporate Governance Committee welcomes the Company’s shareholders to nominate candidates for Board membership. The Committee will consider any such nominee in the same manner in which it evaluates other potential nominees, so long as the shareholder (i) submits a notice of nomination within the timeframe specified by Article III, Section 3 of the Company’s bylaws to the Chairperson of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902 and (ii) includes in its notice the required information specified by said section of the Company’s bylaws. Further information about the time frame for shareholder proposals can be found elsewhere in this Proxy Statement under “Shareholder Proposals.” A summary of the information that must appear in the notice is set forth below.
The written notice should contain the following information about the proposed nominee:
•	the proposed nominee’s name, age, business address and residence address;
•	the proposed nominee’s principal occupation or employment;
•	the number of shares of capital stock of the Company owned beneficially or of record by the proposed nominee; and
•
any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors by rules and regulations applicable to the Company.

Further, the written notice should contain the following information about the shareholder making the recommendation:
•	the shareholder’s name, record address and tax identification number;
•	the number of shares of capital stock of the Company owned beneficially and of record by the shareholder;
•
a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person (including their names) pursuant to which the shareholder is making the nomination;

•	a representation that the shareholder intends to appear, in person or by proxy, at the annual meeting of shareholders to nominate the proposed nominee named in its notice; and
•
any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors by rules and regulations applicable to the Company.

Moreover, the shareholder’s notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
Compensation Committee Interlocks and Insider Participation
During our last fiscal year, Messrs. Coleman, Kalborg and McAvity served on the Compensation Committee. Each of them is not, nor have any of them ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

REPORT OF THE AUDIT COMMITTEE
On behalf of the Board of Directors of Dorian LPG Ltd. (the “Company”), the Audit Committee oversees the operation of the Company’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of its independent registered public accounting firm. The Audit Committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing its financial statements, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements.
Consistent with this oversight responsibility, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended March 31, 2021 and management’s assessment of internal control over financial reporting as of March 31, 2021.
The Audit Committee has also discussed with Deloitte Certified Public Accountants S.A. (“Deloitte”), the independent registered public accounting firm, the audited financial statements of the Company for the year ended March 31, 2021, and the other matters required to be discussed by the Auditing Standard 1301. The Audit Committee has also received the written disclosures in the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s independence and has discussed with Deloitte its independence.
Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended March 31, 2021 be included in its annual report on Form 10-K for the fiscal year then ended. The Audit Committee has selected Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2022, and has asked the shareholders to ratify the selection.
Øivind Lorentzen (Chair)
Ted Kalborg
Christina Tan
The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

CORPORATE GOVERNANCE MATTERS
The NYSE requires that listed companies follow certain corporate governance rules relating to, among other things, the adoption and disclosure of corporate governance guidelines, director independence, and executive sessions of non-management and independent directors. We currently comply with the NYSE listing standards applicable to U.S. companies.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities of and independence standards applicable to our directors. Our Corporate Governance Guidelines also address, among other things, director compensation, the Board’s role in overseeing the compensation of the Chief Executive Officer, Board committee structures and assignments, and the Board’s access to management and independent advisors. A copy of our Corporate Governance Guidelines is available on our website at http://www.dorianlpg.com/investor-center/corporate-governance/. You may also request a printed copy of the guidelines free of charge by sending a written request to our Corporate Secretary at the address on the cover of this Proxy Statement.
Director Independence
The Board of Directors has determined that, as of the date hereof, each of the following members of our Board is an “independent director” as defined under the applicable NYSE standards, SEC rules and the Company’s Corporate Governance Guidelines: Messrs. Thomas J. Coleman, Ted Kalborg, Øivind Lorentzen, Malcolm McAvity, and Ms. Christina Tan. Therefore, the Board has satisfied its objective as set forth in the Corporate Governance Guidelines as well as NYSE listing standards, requiring that at least a majority of the Board consist of independent directors. As required under the NYSE listing standards, in making its determinations, the Board of Directors has considered whether any director has a direct or indirect material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In addition, the Board considered a series of certain specific transactions, relationships and arrangements expressly enumerated in the NYSE independence definition. Specifically, a member of the Board of Directors may be considered independent if such member:
•	has not been employed by the Company within the last three years (other than as interim Chairman of the Board of Directors or interim Chief Executive Officer);
•	does not have an immediate family member who is, or has been, employed by the Company as an executive officer within the last three years;
•
has not received, and does not have an immediate family member who has received, more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years, other than for services as a member of the Board of Directors or compensation for prior service (including pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); provided that, compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer need not be considered in determining independence under this test; provided further that, compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test;

•
(A) is not a current partner or employee of a firm that is the Company’s internal or external auditor; (B) does not have an immediate family member who is a current partner of a firm that is the Company’s internal or external auditor; (C) does not have an immediate family member who is a current employee of a firm that is the Company’s internal or external auditor and personally works on the Company’s audit; and (D) is not, and has not been within the last three years, and does not have an immediate family member who is, or has been within the last three years, a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on Company’s audit within such time;

•
is not, and has not been within the last three years, and does not have an immediate family member who is, or has been within the last three years, employed as an executive officer of a public company where any of the Company’s present executive officers at the same time serves or served as a member of such public company’s compensation committee; and

•
is not, and has not been within the last three years, an employee of a significant customer or supplier of the Company, including any company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, and does not have an immediate family member who is, or has been within the last three years, an executive officer of such a significant customer or supplier; provided that contributions to not- for-profit organizations shall not be considered payments for purposes of this test.

After careful review of the categorical tests enumerated under the NYSE independence definition, the individual circumstances of each director with regard to each director’s business and personal activities and relationships as they may relate to us and our management, the Board has concluded that each of the aforementioned directors has no relationship with the Company that would interfere with such director’s exercise of independent judgment in carrying out his responsibilities as a director of the Company.

Anti-Bribery and Corruption Policy
We have an Anti-Bribery and Corruption Policy which memorializes our commitment to adhere faithfully to both the letter and spirit of all applicable anti-bribery legislation in the conduct of our business activities worldwide.
Code of Conduct and Ethics
We have adopted a Code of Ethics applicable to officers, directors and employees (the “Code of Ethics”), which fulfills applicable guidelines issued by the SEC. Our Code of Ethics and our Anti-Bribery and Corruption Policy can be found on our website at http://www.dorianlpg.com/investor-center/corporate-governance/. We will also provide a hard copy of our Code of Ethics and Anti-Bribery and Corruption Policy free of charge upon written request to Dorian LPG Ltd. c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902. Any waiver that is granted, and the basis for granting the waiver, will be publicly communicated as appropriate, including through posting on our website, as soon as practicable. We have granted no waivers to the Anti-Bribery and Corruption Policy since its inception. We granted no waivers under our Code of Ethics during the fiscal year ended March 31, 2021. We intend to post any amendments to and any waivers of our Code of Ethics on our website within four business days.
Business Relationships and Related Person Transactions Policy
We have policies and procedures in place regarding referral of related person transactions to our Audit Committee for consideration and approval. Compensation matters involving any related persons are reviewed and approved by our Compensation Committee. Our Chief Financial Officer, in consultation with our outside counsel, is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for determining, based on the relevant facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. Under our policy, transactions that (i) involve directors, director nominees, executive officers, significant shareholders or other “related persons” in which the Company is or will be a participant and (ii) are of the type that must be disclosed under the SEC’s rules must be referred by the Chief Financial Officer, after consultation with our outside counsel, to our Audit Committee for the purpose of determining whether such transactions are in the best interests of the Company. Under our policy, it is the responsibility of the individual directors, director nominees, executive officers and holders of five percent or more of the Company's common stock to promptly report to our Chief Financial Officer all proposed or existing transactions in which the Company and they, or any related person of theirs, are parties or participants. The Chief Financial Officer (or the Chief Executive Officer, in the event the transaction in question involves the Chief Financial Officer or a related person of the Chief Financial Officer) is then required to furnish to the chairperson of the Audit Committee reports relating to any transaction that, in the Chief Financial Officer's judgment with advice of outside counsel, may require reporting pursuant to the SEC’s rules or may otherwise be the type of transaction that should be brought to the attention of the Audit Committee. The Audit Committee considers material facts and circumstances concerning the transaction in question, consults with counsel and other advisors as it deems advisable and makes a determination or recommendation to the Board of Directors and appropriate officers of the Company with respect to the transaction in question. In its review, the Audit Committee considers the nature of the related person's interest in the transaction, the material terms of the transaction, the relative importance of the transaction to the related person, the relative importance of the transaction to the Company and any other matters deemed important or relevant. Upon receipt of the Audit Committee's recommendation, the Board of Directors or officers, excluding in all such instances the related party, take such action as deemed appropriate and necessary in light of their respective responsibilities under applicable laws and regulations.
Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant.
At present, the Board of Directors has chosen to combine the positions of Chief Executive Officer and Chairman of the Board. John C. Hadjipateras currently acts as Chairman of the Board and Chief Executive Officer of the Company. The Board believes that at this time, the interests of the Company and its shareholders are better served with one person serving in both roles and that the Chief Executive Officer is the person with the necessary experience and support of the other Board members to carry out the role of Chairman in an effective manner. The Board believes it is important that the Company retain the organizational flexibility to determine whether the roles of Chief Executive Officer and Chairman of the Board should be separated or combined. The Board believes the current structure promotes a cohesive leadership structure and a unified direction for the Board and executive management, and also allows for better alignment of strategic development and execution, more effective implementation of strategic initiatives and clearer accountability for success or failure. Moreover, the Board believes that having our Chief Executive Officer serve as Chairman gives management a strong voice on the Board.

Executive Sessions of Independent Directors
As required pursuant to our Corporate Governance Guidelines, independent directors hold an executive session without non-independent directors or management at least twice a year. Our Corporate Governance Guidelines allow for an independent director to be selected to preside over each such executive session. If a presiding director is not chosen to preside at all executive sessions, then the responsibility will rotate quarterly among the chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committees. Presently, Mr. Thomas J. Coleman has been chosen to serve as the lead independent director at all executive sessions. For the fiscal year ended March 31, 2021, our Board held three executive sessions without non-independent directors or management present.
Communications with the Board
A majority of our independent directors has approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by shareholders and other interested persons to our Board of Directors. Such communications may be addressed to: Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902. Mail addressed to “Outside Directors” or “Non-Employee Directors” will be forwarded or delivered to the lead independent director, who is presently Mr. Thomas J. Coleman. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.
The Corporate Secretary of our Company is authorized to open and review any mail or other correspondence received that is addressed to the Board, a committee or any individual director. If, upon opening any correspondence, the Corporate Secretary determines that it contains materials unrelated to the business or operations of the Company or to the Board’s functions, including magazines, solicitations or advertisements, the contents may be discarded.
Any interested party, including any employee, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chairman of the Board by letter to the above address, marked for the attention of the Chairman of the Board. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.
The Board’s Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Risk management is primarily the responsibility of the Company’s management. However, the Board believes that oversight of risk management is one of its fundamental responsibilities. The Audit Committee is primarily responsible for oversight of the quality and integrity of the Company’s financial reporting process, internal controls over financial reporting and the Company’s compliance programs. The Compensation Committee is responsible for reviewing compensation-related risks. The Nominating and Corporate Governance Committee is responsible for oversight of the Company’s corporate governance programs, including the Code of Ethics. Management regularly reports to the Board and its committees on the risks that the Company may face and the steps that management is taking to mitigate those risks.
The Company’s ESG strategies, risks and initiatives are overseen by the Board of Directors, which includes independent members and experts in shipping and compliance matters. The Nominating and Corporate Governance Committee monitors progress of ESG efforts and together with management ensures integrity of reporting. The Company’s executive leadership team, led by its Chief Executive Officer, President and Chairman of the Board of Directors, Mr. John C. Hadjipateras, formulates ESG strategies and drives initiatives, while the members of management set targets, assesses risks, develops policies and procedures and executes the ESG efforts. For more information, including with respect to some of the ESG initiatives that the Company has undertaken, please see the section entitled “Our Environmental, Social and Governance Efforts” in our Annual Report.
Our Environmental, Social and Governance Efforts
As one of the leaders in the international transportation of LPG, we are committed to delivering cleaner-burning energy in a safe, reliable and environmentally efficient manner. LPG is a clean, efficient and readily available source of energy, with positive benefits to the environment relative to other fuels. While extending the economic and social benefits of delivering LPG to consumers across the globe, we recognize that the shipping industry is heavily dependent on the burning of fossil fuels, contributing to the warming of the world’s climate system. In providing our services, we are committed to reducing our carbon footprint and greenhouse gas emissions. We welcome and support efforts to increase transparency and to promote investors’ understanding of how we and our industry peers are addressing the climate change-related risks and opportunities. We have disclosed certain environmental, social and governance (ESG)-related information on our website, including our first ESG Report, aligned with the Sustainability Accounting Standards Board (SASB) Marine Transportation standard, additionally taking into account recommendations provided by the Taskforce on Climate-Related Financial Disclosures (TCFD). The report includes information on how we monitor, manage and perform on material ESG issues in the face of increasing expectations and regulations.

Dorian’s ESG strategies, risks and initiatives are overseen by our Board of Directors, which includes independent members and experts in shipping and compliance matters. Our Nominating and Corporate Governance Committee monitors progress of ESG efforts and together with management ensures integrity of reporting. The Company’s executive leadership team, led by our Chief Executive Officer, President and Chairman of the Board of Directors, Mr. John C. Hadjipateras, formulates ESG strategies and drives initiatives, while the members of our management set targets, assesses risks, develops policies and procedures and executes the ESG efforts. Some of the ESG initiatives that we have undertaken include:
•
operating newer, more technologically advanced ECO vessels, with very low revolutions per minute, long-stroke, electronically controlled engines, larger propellers, advanced hull design, and low friction paint, resulting in enhanced the energy efficiency and reduced greenhouse gas emissions on a ton-mile basis, including the vessels in our existing fleet and our newbuilding dual-fuel VLGC that is expected to be delivered from Kawasaki Heavy Industries in March 2023;

•	fitting vessels with exhaust gas cleaning systems, scrubbers, to reduce sulfur emissions to, among other things, comply with the IMO’s new fuel regulations which went into effect in January 2020;
•
joining the Getting to Zero Coalition, a global alliance of more than 140 companies committed to the decarbonization of deepsea shipping in line with the IMO greenhouse gas emissions reduction strategy;

•
implementing and utilizing internal and third-party data collection and analysis software, which allows data to be gathered from our vessels for use in performance optimization, with the aim of reducing our fuel consumption, and carbon dioxide and greenhouse gas emissions;

•
including a sustainability-linked pricing mechanism in our 2015 AR Facility (as defined below) and providing relevant carbon emissions data for the vessels in our fleet that are owned or technically managed pursuant to a bareboat charter to our lenders in connection with the Poseidon Principles, which establish a framework for assessing and disclosing the climate alignment of ship finance portfolios with the IMO’s target to reduce shipping's total annual greenhouse gas emissions by at least 50% by 2050;

•	becoming a signatory to the Neptune Declaration on Seafarer Wellbeing and Crew Change, in a worldwide call to action to end the unprecedented crew change crisis caused by COVID-19;
•	establishing risk management and internal control policies and systems to manage risk and ensure compliance with all applicable international and local laws; and
•
establishing compliance programs to meet or exceed, when possible and appropriate, all applicable rules and regulations governing the maritime industry, including the items described in the “Environmental and Other Regulation in the Shipping Industry” section in our Annual Report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
The following table sets forth certain information known to the Company regarding the beneficial ownership of its common stock as of September 24, 2021, unless otherwise indicated below, by (i) each person, group or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers and (iv) all of our executive officers and directors as a group. Unless otherwise stated, the address of each named executive officer and director is c/o Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902.
Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. Those rules generally provide that a person is the beneficial owner of shares if such person has or shares the power to vote or direct the voting of shares, or to dispose or direct the disposition of shares or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, shares of common stock issuable pursuant to options exercisable within 60 days (including out of the money options) are included as outstanding and beneficially owned for that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 40,140,366 shares of the Company’s common stock outstanding as of September 24, 2021, and excludes any treasury stock.
Name and Address of Beneficial Owner	Common Shares Beneficially Owned(1)	Percent of Class Beneficially Owned(2)
5% Shareholders
Wellington Management Group LLP(3)	6,333,372	15.8%
Blackrock, Inc.(4)	5,603,957	14.0%
Kensico Capital Management Corp.(5)	4,112,240	10.2%
Dimensional Fund Advisors LP(6)	4,071,402	10.1%

Directors and Executive Officers
John C. Hadjipateras(7)	4,821,088	12.0%
Thomas J. Coleman(8)	4,145,336	10.3%
John C. Lycouris(9)	431,722	1.1%
Theodore B. Young(10)	147,076	*
Tim T. Hansen(11)	93,886	*
Christina Tan	84,084	*
Alexander C. Hadjipateras	74,457	*
Øivind Lorentzen	51,804	*
Ted Kalborg	48,249	*
Malcolm McAvity	33,096	*
All directors and executive officers as a group (10 persons)(12)	9,717,695	24.2%
____________________
*	The percentage of shares beneficially owned by such director or executive officer does not exceed one percent of the outstanding shares of common stock.
(1)
(Each share of common stock is entitled to one vote on matters on which common shareholders are eligible to vote. Beneficial ownership described in the table above has been obtained by the Company only from public filings and information provided to the Company by the listed shareholders for inclusion herein. Beneficial ownership is required to be determined by the shareholder in accordance with the rules under the Exchange Act and consists of either or both voting or investment power with respect to securities. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have reported that they have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Percentages based on a total of 40,140,366 shares of common stock outstanding as of September 24, 2021.
(3)
According to a filing made with the Commission on February 12, 2018, Wellington Management Group LLP (“Wellington Management Group”) possesses shared voting power over 4,488,439 shares and shared dispositive power over 6,333,772 shares. According to the filing made with the Commission on February 12, 2018, all shares are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than 5% of this class of shares. According to the filing made with the Commission on February 12, 2018, the principal business address of Wellington Management Group is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210. Wellington Management Group may have made additional transactions in our common shares since its most recent filing with the Commission. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by Wellington Management Group.

(4)
According to the filing made with the Commission on January 27, 2021, Blackrock Inc. possesses sole voting power over 5,546,043 and sole dispositive power over 5,603,957 common shares. Blackrock may have made additional transactions in our common shares since its most recent filing with the Commission. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by Blackrock.

(5)
According to a filing made with the Commission March 31, 2021, Kensico possesses shared voting and dispositive power over 4,112,240 shares. According to a filing made with the Commission on March 31, 2021, the principal business address of Kensico is 55 Railroad Avenue, 2nd Floor, Greenwich CT, 06830. Kensico provides investment management services to certain affiliated funds, including Kensico Associates, L.P. and Kensico Offshore Fund Master, Ltd. (collectively, the “Investment Funds”). As Kensico’s co-presidents, Mr. Coleman and Michael B. Lowenstein may be deemed to be controlling persons of Kensico. By virtue of these relationships, Messrs. Coleman and Lowenstein may be deemed to beneficially own the entire number of Dorian shares held by the Investment Funds; however, each disclaims beneficial ownership of any Dorian shares, and proceeds thereof, except to the extent of his pecuniary interest therein. Kensico may have made additional transactions in our common stock since its most recent filings with the Commission. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by Kensico.

(6)
According to the filing made with the Commission on February 12, 2021, Dimensional Fund Advisors LP possesses sole voting power over 3,920,526 shares and sole dispositive power over 4,071,402 shares. According to the filing made with the Commission on February 12, 2021, Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the securities held by the Funds. However, all shares are owned by the Funds. The Funds have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the class of securities. According to the filing made with the Commission on February 12, 2021, the principal business address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional may have made additional transactions in our common shares since its most recent filing with the Commission. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by Dimensional.

(7)
Mr. Hadjipateras possesses sole voting power over 1,934,451 shares, shared voting power over 2,886,637 shares, sole dispositive power over 1,934,451 shares and shared dispositive power over 178,080 shares. Specifically, Mr. Hadjipateras may be deemed to beneficially own (i) 1,934,451 shares over which he has sole voting and dispositive power; (ii) 26,166 shares by virtue of pledges of such shares given under funding and security agreements with each of Theodore B. Young and Alexander J. Ciaputa, pursuant to which Mr. Hadjipateras may be deemed to share the power to vote and dispose of such shares; (iii) 125,000 shares through Mr. Hadjipateras’ spouse, 6,250 shares through Mr. Hadjipateras’ children, and 20,664 through the LMG Trust (Mr. Hadjipateras and his wife are trustees of the LMG Trust and the beneficiary of the LMG Trust is one of their children), pursuant to which Mr. Hadjipateras may be deemed to share the power to vote and dispose of such shares; and (iv) 2,708,557 shares by virtue of a revocable proxy granted to Mr. Hadjipateras by each of Mark C. Hadjipateras, Angeliki C. Hadjipateras, Aikaterini C. Hadjipateras, Konstantinos Markakis, Scott M. Sambur, as Trustee of the Kyveli Trust, and George J. Dambassis, pursuant to which Mr. Hadjipateras may be deemed to share the power to vote such shares. Mr. Hadjipateras disclaims beneficial ownership of the reported Dorian shares, and the proceeds thereof, except to the extent of any pecuniary interest therein.

(8)
According to filings made with the Commission, Mr. Coleman beneficially owns 33,096 Dorian common shares. According to filings made with the Commission, Mr. Coleman serves as co-President of Kensico alongside Mr. Lowenstein. As a controlling person of Kensico, Mr. Coleman thus may be deemed to also beneficially own the entire number of the Company’s common shares held by the Investment Funds discussed above. Mr. Coleman disclaims beneficial ownership of the reported Dorian shares held by the Investment Funds, and the proceeds thereof, except to the extent of any pecuniary interest therein.

(9)
Mr. Lycouris beneficially owns 231,722 common shares. Mr. Lycouris may also be deemed to indirectly beneficially own 200,000 common of our common shares through the Kyveli Trust, of which Mr. Lycouris and other members of his family are beneficiaries. Mr. Lycouris disclaims all beneficial ownership of the common shares beneficially owned by the Kyveli Trust except to the extent of his pecuniary interest therein

(10)	According to filings made with the Commission, Mr. Young has pledged 13,083 shares to John C. Hadjipateras as security under a funding and security agreement .
(11)	Does not include 60,000 restricted stock units that are subject to vesting.
(12)
To avoid double counting: (i) the 200,000 common shares that may be deemed to be indirectly beneficially owned by Mr. Lycouris through the Kyveli Trust and Mr. Hadjipateras by virtue of a revocable proxy (see Notes 7 and 9 above) are included only once in the total and (ii) the 13,083 common shares that may be deemed to be beneficially owned by Theodore B. Young and John C. Hadjipateras (see Notes 9 and 10 above) are included only once in the total.

PROPOSAL 2 TO RATIFY THE SELECTION OF DELOITTE CERTIFIED PUBLIC ACCOUNTANTS S.A. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2022
The Audit Committee has appointed Deloitte Certified Public Accountants S.A. (“Deloitte”) as our independent registered public accounting firm for the year ending March 31, 2022. We have been advised by Deloitte that it is an independent registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”), and complies with the auditing, quality control and independence standards and rules of the PCAOB.
We expect that representatives of Deloitte will not be present at the Annual Meeting, but will be available by phone to respond to questions and will have the opportunity to make a statement if they desire.
While the Audit Committee retains Deloitte as our independent registered public accounting firm, the Board of Directors is submitting the selection of Deloitte to the shareholders for ratification upon the recommendation to do so by the Audit Committee.
Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2021. If the selection of Deloitte is not ratified by the shareholders, the Audit Committee will reconsider the matter. Even if the selection of Deloitte is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests. All services rendered by the independent auditors are subject to review by the Audit Committee.
Audit Fees
The following table presents fees for professional services rendered by Deloitte for the years ended March 31, 2021 and 2020. Deloitte did not bill us for other services during those periods.
	2021	2020
Audit fees(1)	$517,135	$464,542
All other fees(2)	3,828	—
Total	$520,963	$464,542
_____________________
(1)
Audit fees consist of aggregate fees for professional services, including out-of-pocket expenses, provided in connection with services rendered for the integrated or financial statement audits of our consolidated financial statements, reviews of interim financial statements included in filings with the Commission, services performed in connection with our registration statement on Form S-3 filed with the Commission in 2020, and other audit services required for SEC or other regulatory filings and related comfort letters, consents and assistance with and review of documents filed with the Commission.

(2)	All other fees consist of a subscription for accounting research software.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee charter sets forth our policy regarding retention of the independent auditors, giving the Audit Committee responsibility for the appointment, replacement, compensation, evaluation and oversight of the work of the independent auditors. As part of this responsibility, our Audit Committee pre-approves the audit and non-audit services performed by our independent auditors in order to assure that they do not impair the auditor’s independence from the Company. The Audit Committee has adopted a policy which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditors may be pre-approved.
There were no non-audit services provided by our independent registered public accounting firm during the fiscal year ended March 31, 2021 with the exception of providing a subscription for accounting research software.
The Board of Directors recommends that you vote “FOR” approval of Deloitte Certified Public Accountants S.A. as our independent registered public accounting firm for the year ending March 31, 2022.

PROPOSAL 3
APPROVAL OF AMENDMENT TO THE 2014 EQUITY INCENTIVE PLAN
The Company’s Board of Directors is seeking shareholder approval of an amendment (the “amendment”) to the Company’s 2014 Equity Incentive Plan (the “Existing 2014 Equity Incentive Plan,” and as amended by the amendment, the “2014 Equity Incentive Plan”) to increase the number of shares of common stock available for awards under the plan by 2,015,000 shares. The Board of Directors adopted the amendment and restatement of the Existing 2014 Equity Incentive Plan on September 24, 2021, subject to shareholder approval at the Annual Meeting. If approved by our shareholders, the amendment and restatement of the Existing 2014 Equity Incentive Plan would increase the number of shares of the Company’s common stock available for awards, from 224,616 under the Existing 2014 Equity Incentive Plan to 2,239,616 shares under the 2014 Equity Incentive Plan, representing an increase of 2,015,000 shares. The other terms and conditions of the 2014 Equity Incentive Plan are substantially similar to those of the Existing Equity Incentive Plan.
Rationale for Approval
Our Existing 2014 Equity Incentive Plan, which was unanimously adopted by our Board of Directors in April 2014, was approved by a shareholder vote at the 2015 annual meeting of shareholders. Each year, the compensation committee of our Board of Directors and our management team review our overall compensation strategy and determine the allocations of cash and equity compensation. The purpose of the 2014 Equity Incentive Plan is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our executive officers, employees, directors and consultants. We actively compete for highly qualified people to work on our team, and our equity program is a key component of our strategy to attract and retain key individuals. We continue to believe that equity compensation is an important component to motivate key persons and effectively aligns their compensation with stockholder interests.
The Board of Directors believes that the effective use of stock-based, long-term incentive compensation has been integral to the Company’s success in the past and is vital to its ability to achieve strong performance in the future. The 2014 Equity Incentive Plan is the only plan pursuant to which we can grant such equity awards, and the limited number of shares remaining available under the Existing 2014 Equity Incentive Plan restricts our ability to continue to grant future equity awards. As of August 26, 2021, approximately 224,616 shares remained available for future awards under the Existing 2014 Equity Incentive Plan. The Compensation Committee recommended, and on September 24, 2021, the Board adopted, an amendment and restatement of the Existing 2014 Equity Incentive Plan to increase the number of shares of the Company’s common stock available for awards, from 2,850,000 under the Existing 2014 Equity Incentive Plan to 4,865,000 shares under the 2014 Equity Incentive Plan, representing an increase of 2,015,000 shares. The Compensation Committee recommended the amount of the increase based on the Company’s historical use of equity awards, its anticipated use of such awards in the future, and a review of the amount of such increases adopted by comparable companies. The Board’s adoption of the amendment increasing the number of shares available for awards under the Plan is subject to the approval of the Company’s shareholders.
Summary of the 2014 Equity Incentive Plan, as Amended and Restated
The material terms and provisions of the 2014 Equity Incentive Plan (as amended and restated), are summarized below. This summary, however, does not purport to be a complete description of the 2014 Equity Incentive Plan and is qualified in its entirety by reference to the complete text of the Amended and Restated 2014 Equity Incentive Plan, a copy of which is included as Appendix A to this Proxy Statement.
Administration. The plan shall be administered by a committee appointed by the board of directors among its members (which may is currently the Compensation Committee) (such committee, the “Administrator”) and shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3 (or any successor rule) under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), and (ii) “outside directors” for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The Administrator is authorized, subject to the terms of the plan, to establish such rules and regulations as it deems necessary for the proper administration of the plan and to make such determinations and interpretations and to take such action in connection with the plan and any awards granted hereunder as it deems necessary or advisable.
Shares Available for Awards. Subject to adjustment in the event of corporate transaction or event, affecting the shares of common stock, the maximum number of shares of common stock of the Company, par value $0.01, that may delivered to participants (including permitted assignees) and their beneficiaries under the plan shall be 4,865,000 (comprised of 2,850,000 shares provided for pursuant to the Existing 2014 Equity Incentive Plan, plus the additional 2,015,000 shares provided for pursuant to the amendment, which may be authorized and unissued or treasury shares). If approved by our shareholders, the amendment and restatement of the Existing 2014 Equity Incentive Plan would increase the number of shares of the Company’s common stock available for awards, from 224,616 under the Existing 2014 Equity Incentive Plan to 2,239,616 shares under the 2014 Equity Incentive Plan, representing an increase of 2,015,000 shares. Any shares of common stock covered by an Award (or portion of an award) granted under the plan which is forfeited or canceled, expires or, in the case of an Award other than an option, is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the plan. The following shares of common stock may not again be made available for delivery to participants under the plan during the term of the plan: (i) shares of common stock not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right or (ii) shares of common stock used to pay the exercise price or withholding taxes related to an outstanding award. Shares of common stock delivered under the plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future Awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of common stock available for delivery under the plan, to the extent that such settlement, assumption or substitution is a result of the Company or its subsidiaries or affiliates acquiring another entity (or an interest in another entity).

Individual Limits. The maximum number of shares of common stock with respect to which awards may be granted or measured to any individual participant under the plan during any one calendar year during the term of the plan, and the maximum number of shares of common stock with respect to which awards may be granted under the Plan in the form of options and stock appreciation rights to any individual participant under the Plan during any one calendar year, shall not exceed 1,425,000, and the maximum performance-based awards that may be granted to any one participant under the plan during any one calendar year shall not exceed 1,425,000 shares of common stock (or, in the event the performance-based awards are paid in cash, other securities, other Awards or other property, the equivalent cash value of such shares of common stock on the first day of the performance period to which such award relates), and the maximum number of shares of common stock that may be granted to any non-employee director of the Company (with such status as a non-employee director being determined as the date of grant of the applicable Award for this purpose) in any one calendar year shall not exceed 142,500 shares of common stock (or, in the event the awards are paid in cash, other securities, other awards or other property, the equivalent cash value of such shares of common stock on the first day of the calendar year in which such Awards are granted).
Eligibility. The persons eligible to receive awards under the plan are those directors, officers and employees (including any prospective officer or employee) of the Company and its subsidiaries and affiliates and consultants and service providers to (including persons who are employed by or provide services to any entity that is itself a consultant or service provider to) the Company and its subsidiaries and affiliates, as well as entities wholly-owned or generally exclusively controlled by such persons, as the plan administrator shall select.
Options and Stock Appreciation Rights. Under the terms of the plan, stock options and stock appreciation rights granted under the plan would have an exercise price as determined by the plan administrator, but in no event would the exercise price be less than the fair market value of a common share on the date of grant. We expect that options and stock appreciation rights would be exercisable at times and under conditions as determined by the plan administrator, but in no event would they be exercisable later than ten years from the date of grant.
Stock Awards. Under the terms of the plan, the plan administrator would also be able to grant shares issued or transferred to participants with or without other payments therefor. Such stock awards may be subject to such terms and conditions as the plan administrator may determine, including, without limitation, restrictions on the sale or other disposition of such shares, and/or the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment or service within specified periods, and the plan administrator would have the authority to determine whether the grantee of any such share award would have all the rights of a holder of common shares of the Company, including the right to receive dividends and to vote the shares.
Restricted Stock Units. Under the terms of the plan, the plan administrator is permitted to grant awards of restricted stock units subject to vesting criteria as determined by the plan administrator. Restricted stock units will be paid out in the form of common shares unless the plan administrator, with the consent of the participant, provides for payment in cash or partly in cash and partly in common shares.

Performance Compensation Awards. As determined by the Administrator in its sole discretion, either the vesting or the exercise of such performance-based awards shall be based on one or more business criteria that apply to the individual participant, one or more business units of the Company or the Company as a whole. The business criteria shall be as follows, individually or in combination, adjusted in such manner as the Administrator shall determine: (i) net sales; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) earnings per share; (v) net income; (vi) division, group or corporate financial goals; (vii) return on stockholders’ equity; (viii) return on assets; (ix) attainment of strategic and operational initiatives; (x) appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; (xi) market share; (xii) gross profits; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) economic value-added models and comparisons with various stock market indices; (xvi) reductions in costs; or (xvii) any combination of the foregoing. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. With respect to performance-based awards, (a) the Administrator shall establish in writing (1) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (2) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (b) no performance-based awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Administrator certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any awards intended to qualify as performance-based awards, after establishment of a performance goal, the Administrator shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the IRS Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Administrator may reduce or eliminate the number of shares of common stock or cash granted or the number of shares of common stock vested upon the attainment of such performance goal.
Non-US Employees. Further, under the terms of the plan, the administrator is permitted to grant awards to individual participants who are subject to the tax laws of nations other than the United States, which awards may have terms and conditions as determined by the administrator as necessary to comply with applicable foreign laws, provided, however, that no such awards may be granted and no action may be taken with respect to such awards which would result in a violation of applicable law, including the Exchange Act or the Internal Revenue Code.
Change of Control. Under the plan, adjustments may be made to outstanding awards in the event of a corporate transaction or change in capitalization or other extraordinary event. In the event of a “change in control” (as defined in the plan), unless otherwise provided by the plan administrator in an award agreement, awards then outstanding would become fully vested and exercisable in full. For purposes of the Equity Incentive Plan, “Change in Control” is generally defined as the occurrence of any of the following: (i) any person, company or other entity acquires beneficial ownership, directly or indirectly, of more than 50% of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company, provided that acquisitions by certain related parties (as specified in the plan) will not constitute a “Change in Control,” (ii) the sale of all or substantially all the Company’s assets in one or more related transactions to any person, company or other entity, provided that such a sale to certain related parties (as specified in the plan) will not constitute a “Change in Control,” (iii) any merger, consolidation, reorganization or similar event of the Company or any Subsidiary, provided that no Change in Control shall have occurred in the event 50% or more of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the surviving entity (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the surviving entity) is beneficially owned by the holders of the voting stock ordinarily entitled to elect directors of the Company immediately prior to such event in substantially the same proportions as the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company immediately prior to such event; (iv) the approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company; (v) during any period of 12 consecutive calendar months, individuals (A) who were directors of the Company on the first day of such period, or (B) whose election or nomination for election to the board of directors was recommended or approved by at least a majority of the directors then still in office who were directors of the Company on the first day of such period, or whose election or nomination for election were so approved, shall cease to constitute a majority of the board.
Amendment and Termination. Under the terms of the plan, our board of directors is authorized to amend or terminate the plan and may amend outstanding awards, provided that no such amendment or termination may be made that would materially impair any rights, or materially increase any obligations, of a grantee under an outstanding award. Shareholder approval of plan amendments will be required under certain circumstances. Unless terminated earlier by our board of directors, no awards could be granted under the plan more than ten years after the date the plan is adopted.

Federal Income Tax Information
The following discussion summarizes the principal U.S. federal income tax consequences to participants who may receive grants of awards under the 2014 Equity Incentive Plan. This summary discussion of U.S. federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2014 Equity Incentive Plan. This discussion is based upon interpretations of laws, regulations, rulings and decisions now in effect, all of which are subject to change. This discussion is limited to the U.S. federal income tax consequences for individuals who are U.S. citizens or residents for U.S. federal income tax purposes. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.
Non-Qualified Stock Options. For federal income tax purposes, no income will be recognized by a participant upon grant of a non-qualified stock option under the 2014 Equity Incentive Plan. Upon exercise of a non-qualified stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise of such option over the exercise price will be taxable to the participant as ordinary income.
The participant’s tax basis in the shares acquired will generally be the sum of the exercise price and the amount taxed as ordinary income upon exercise. Gain or loss on a subsequent disposition of shares acquired pursuant to an option will be treated as capital gain or loss, and will be long-term capital gain or loss if such shares were held for more than one year after the date of exercise.
If a participant uses previously acquired shares to pay all or a portion of the exercise price on the exercise of an option, no gain or loss will be recognized with respect to the previously acquired shares. The shares received upon exercise of the option, to the extent of the number of previously acquired shares exchanged therefor, will have the same basis and holding period for capital gain purposes as the previously acquired shares. The additional shares received will have a basis equal to the sum of the cash paid on exercise and the amount included in the participant’s ordinary income as a result of the exercise.
Other Awards. Stock-settled SARs will be taxed in substantially the same manner as non-qualified stock options, discussed above. Nontransferable restricted stock subject to a substantial risk of forfeiture will generally result in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to accelerate recognition as of the date of grant). Stock-based performance awards, dividend equivalents and other types of awards will generally be subject to tax at the time of payment.
Deferred Compensation Subject to Sections 409A and 457A. Certain types of awards under the 2014 Equity Incentive Plan, including cash-settled SARs, restricted stock units and deferred stock units may constitute, or provide for, a deferral of compensation subject to Sections 409A and/or 457A of the Code. Unless certain requirements set forth in Sections 409A and/or 457A of the Code are complied with, participants may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% income tax (and, potentially, certain interest penalties). To the extent applicable, the 2014 Equity Incentive Plan and awards granted under the 2014 Equity Incentive Plan will be interpreted to comply with Sections 409A and 457A of the Code and Department of Treasury regulations and other interpretive guidance that may be issued thereunder. To the extent determined necessary or appropriate by the plan administrator, the 2014 Equity Incentive Plan and applicable award agreements may be amended to comply with Sections 409A and 457A of the Code or to exempt the applicable awards from Sections 409A and 457A of the Code.
Parachute Payments; Acceleration on Change of Control. If the exercisability of an option, SAR or other outstanding award is accelerated as a result of a Change of Control, all or a portion of the value of the award at that time may be taken into account for purposes of determining whether a participant is subject to an excise tax equal to 20% of the amount of the “excess parachute payment” within the meaning of Section 280G of the Code.
Tax Withholding. When cash is to be paid pursuant to an award under the 2014 Equity Incentive Plan, we may deduct an amount sufficient to satisfy any U.S. federal, state or other taxes required by law to be withheld. When common shares are to be delivered pursuant to an award under the 2014 Equity Incentive Plan, we may require the participant to remit to us in cash an amount sufficient to satisfy any U.S. federal, state or other taxes required by law to be withheld. With a prior approval from the Administrator under the 2014 Equity Incentive Plan, a participant may satisfy the foregoing requirement by electing to have us withhold from delivery share of our common stock having a value equal to the minimum amount of required tax to be withheld.
New Plan Benefits
Because it is within the compensation committee’s discretion to determine which officers, employees, directors and consultants receive awards under the 2014 Equity Incentive Plan, and the types and amounts of those awards, it is not possible at present to specify the persons to whom awards will be granted in the future or the amounts and types of individual grants at this time.
The Board of Directors recommends that you vote “FOR” approval of the Amendment to the 2014 Equity Incentive Plan.

DIRECTOR COMPENSATION
We pay each non-executive director annual compensation of $100,000 (50% in cash and 50% as an equity award in a form determined by our Compensation Committee), paid quarterly in arrears. The chairman of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee each receive additional annual cash compensation of $15,000. Further, any director serving on a committee of the Board, other than a chairman of a committee, receives additional annual cash compensation of $10,000 per committee. Beginning October 1, 2020, the payments were made 100% as equity awards. Beginning April 1, 2021, the payments will be made annually in arrears.
Each director is also reimbursed for out-of-pocket expenses in connection with attending meetings of the board of directors or committees. Each director will be fully indemnified by us for actions associated with being a director to the extent permitted under Marshall Islands law. Further, none of the members of our board of directors will receive any benefits upon termination of their directorship positions. Our directors are eligible to receive awards under an equity incentive plan that we adopted prior to the completion of our initial public offering and which is described below under “2014 Equity Incentive Plan.” Our Compensation Committee reviews director compensation annually and makes recommendations to the Board with respect to compensation and benefits provided to the members of the Board. Our Corporate Governance Guidelines provide that director compensation should be fair and equitable to enable the Company to attract qualified members to serve on its Board.
The following table provides certain information concerning the compensation earned by each of our non-employee directors serving on our Board for the year ended March 31, 2021, for services rendered in all capacities:
Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Total ($)
Thomas J. Coleman	37,500	92,959	130,459
Ted Kalborg	35,000	90,188	125,188
Øivind Lorentzen	32,500	87,430	119,930
Malcolm McAvity	37,500	92,959	130,459
Christina Tan	35,000	90,188	125,188
____________________
(1)	Represents cash compensation earned for services rendered as a director for the fiscal year ended March 31, 2021.
(2)
Represents equity compensation for services rendered as a director for the fiscal year ended March 31, 2021. The value of each stock award equals the grant date fair values of $7.74, $8.01, $12.19, and $13.13 per share on June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021, respectively.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
General
This Compensation Discussion and Analysis (“CD&A”) provides information regarding the compensation program for our executive officers in the fiscal year ended March 31, 2021 (“Fiscal Year 2021”). It describes our compensation philosophy; the objectives of the executive compensation program in Fiscal Year 2021; the elements of the compensation program; and how each element fits into our overall compensation philosophy. Certain information with respect to the compensation program for our executive officers in the fiscal year ended March 31, 2020 (“Fiscal Year 2020”) and in the fiscal year ending March 31, 2022 (“Fiscal Year 2022”) has also been included where the Compensation Committee deemed that such information may be helpful to give context to the disclosure herein.
Our named executive officers (or “NEOs”), consisting of our principal executive officer (“PEO”), principal financial officer (“PFO”), and our three most highly compensated executive officers other than our PEO and PFO for Fiscal Year 2021 are:
•	John C. Hadjipateras, President, Chief Executive Officer, and Chairman of the Board of Directors;
•	Theodore B. Young, Chief Financial Officer;
•	John C. Lycouris, Chief Executive Officer of Dorian LPG (USA) LLC and Director on our Board of Directors;
•	Tim T. Hansen, Chief Commercial Officer;
•	Alexander C. Hadjipateras, Executive Vice President of Business Development.
Highlights for Fiscal Year 2021
•	Revenues of $315.9 million.
•	TCE(1) per operating day rate for our fleet of $39,606.
•	Net income of $92.6 million, or $1.86 EPS.
•	Adjusted EBITDA(1) of $188.6 million.
•	Repurchased over $124.8 million of our common stock, or approximately 9.6 million shares, between our previously announced tender offer and common share repurchase program.
•	Completed refinancing of commercial tranche of 2015 AR facility resulting in lower interest cost and improved terms.
•	Completed refinancing of Cresques releasing $24.0 million of cash.
•	Successfully completed six drydockings during the fiscal year.
•	ESG commitment – AER ahead of trajectory levels for year ended December 31, 2020, crew rotations largely returned to pre-pandemic levels, and anticipate publication of first ESG report.
(1)	Time Charter Equivalent rate and adjusted EBITDA are non-GAAP measures. Refer to the reconciliation of revenues to TCE rate and net income to adjusted EBITDA included in Appendix B.

Compensation Philosophy and Objectives
 Our compensation philosophy is designed to establish and maintain an executive compensation program that attracts, retains, and rewards talented executives who possess the skills necessary to help the Company achieve its strategic objectives. We believe that the compensation program should (i) align the interests of executives with those of stockholders in achieving and sustaining increases in stockholder value over the short and long-term, (ii) encourage and reward achievement of our annual and longer-term performance objectives, (iii) promote the long-term success of the Company through an appropriate balance of current and long-term compensation opportunities, (iv) differentiate pay based on individual and Company performance, (v) provide competitive compensation relative to the market and (vi) balance incentives for risk management.
As a result, we endeavor to pay competitive total compensation that is guided by market rates and tailored to account for the specific needs and responsibilities of the particular position as well as the unique qualifications of the individual executive. Historically, in light of the cyclical nature of the shipping industry and the volatile and unpredictable markets in which we operate, we have not established specific performance targets for incentive compensation to our NEOs. We apply judgment and reasonable discretion in making compensation decisions to avoid relying on a formulaic program, taking into account both what has been accomplished and how it has been accomplished in light of the existing commercial environment.
Our goal is to maintain an executive compensation program that is competitive, based on the principles of pay-for-performance, and that follows best practices in executive compensation and corporate governance. To this end, the Compensation Committee routinely evaluates its practices and programs with respect to executive compensation to identify opportunities for improvement.
Key factors affecting the compensation decisions for the NEOs included key financial and statistical measurements, the design and implementation by the NEOs of (i) strategic objectives for us, such as the design and implementation of our commercial strategy, including health and safety initiatives and retrofitting of our vessels with scrubbers; as well as the achievement of our operational goals or goals in a particular area of responsibility for the respective NEOs, such as operations or chartering, (ii) a finance strategy for us, including obtaining or renegotiating financing on favorable terms in a difficult market environment, and (iii) continuing our commitment to our ESG goals including carbon reduction, sustainability, and transparency. In addition, we do not provide for excise tax gross-ups, supplemental executive retirement plans and for the Fiscal Year 2021, as a general matter, we did not provide perquisites for our executive officers. While the Compensation Committee may deem it appropriate to provide perquisites for its executive officers in the future, it has no current intention to do so.
Roles in Setting Executive Compensation
Role of the Compensation Committee
For Fiscal Year 2021, the Compensation Committee consisted of three members of the Board, each of whom qualified as “independent” under the NYSE listing standards and applicable independence standards under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). In view of the importance that independence plays in executive compensation, the Compensation Committee and the other independent directors regularly meet in executive session, without any members of management present.
The primary role of the Compensation Committee is to establish the Company’s compensation philosophy and strategy and to ensure that the Company’s executives are compensated in a manner consistent with the articulated philosophy and strategy. The Compensation Committee takes many factors into account when making compensation decisions with respect to the NEOs and other senior executives, including:
•	Our overall performance;
•	Individual performance, tenure, experience, and long-term potential;
•	Internal pay equity among the senior leadership team; and
•	External, publicly available market data on competitive compensation levels and practices.

Role of the CEO in Setting CEO and Other Executives’ Compensation
All decisions relating to the compensation of Mr. J. Hadjipateras, our Chairman of the Board of Directors and Chief Executive Officer (our “CEO”), are made by the Compensation Committee without him or other members of management present. In making determinations regarding compensation for Dorian’s other NEOs and other selected senior executives, the Compensation Committee considers the recommendations of our CEO (for all executives other than himself).
Our CEO makes recommendations to the Compensation Committee with respect to salary, short-term incentive (bonus), and long-term incentive awards for all executive officers other than himself. He develops those recommendations based on competitive market information, our compensation strategy, his assessment of individual performance, the scope of responsibilities, experience level, time in position, and long-term potential of the particular executive. Our CEO’s recommendations are subject to review, modification, and ultimately approval of the Compensation Committee or, when sufficiently material, the full Board. All Fiscal Year 2021 compensation decisions reported herein (including base salaries, annual and long-term compensation) were made by the Compensation Committee.
Role of Outside Advisors
The Compensation Committee has the authority to engage independent advisors to assist in carrying out its duties. In April 2021, the Compensation Committee engaged Steven Hall & Partners (“Steven Hall”) as its independent compensation consultant to advise on executive and director compensation arrangements and related governance matters. Additionally, Steven Hall has assisted management in the preparation of this CD&A.
Compensation Consultant Conflict of Interest Assessment: As required by rules adopted by the SEC under the Dodd-Frank Act, the Compensation Committee assessed the relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, and determined that the work of Steven Hall did not raise any conflict of interest in Fiscal Year 2021.
Consideration of Prior Say-on-Pay Vote Results
We held our first non-binding stockholder advisory vote on executive compensation (“say-on-pay”) at our 2020 annual meeting. Our board, considering the results of the 2020 say-on-pay frequency vote by our stockholders and on the recommendation of our compensation committee, has opted to hold these say-on-pay votes every two years. Our next advisory vote on the frequency of future say-on-pay votes will be held at our 2022 annual meeting of stockholders.
At our 2020 annual meeting, our stockholders overwhelmingly approved our executive compensation, with more than 94% of voting shares cast in favor of the say-on-pay resolution. The Committee considers the results of the most recent say-on- pay vote along with other factors when making executive compensation decisions. The Compensation Committee will continue to engage with stockholders and will consider feedback from them, as well as the results from the 2020 and future advisory votes on executive compensation, when evaluating the Company’s executive compensation program and policies.
Fiscal Year 2021 Peer Group
The Compensation Committee examines the executive compensation of a group of peer companies to stay current with market pay practices and trends, and to understand the competitiveness of our total compensation and its various elements. In general, we strive for total compensation to be competitive with a group of companies that the Compensation Committee believes to be an appropriate compensation reference group (the “Peer Group”). The Compensation Committee reviews the Peer Group at least annually to affirm that it is comprised of companies that are similar to us in terms of industry focus and scope of operations, size (based on revenues and market capitalization), and the competitive marketplace for talent. While the Compensation Committee believes the data derived from any peer group is helpful, it also recognizes that benchmarking is not necessarily definitive in every case.
Most of our direct business competitors are foreign companies that are not required to disclose compensation information for their executive officers on an individual basis and detailed compensation data is, therefore, limited or unavailable. The Peer Group is limited to those companies for which executive compensation data is publicly available, which necessarily eliminates many of the Company’s competitors that are privately held and/or incorporated in jurisdictions that do not require public disclosure of executive compensation. Thus, while the Compensation Committee uses the Peer Group information for informational and analytical purposes, it does not target a specific percentile or make compensation decisions based solely on such information. The Company reviews the Peer Group information in the context of other publicly-available survey data, and alongside annual assessments of corporate and individual performance to make recommendations and decisions on the compensation applicable to the Company’s NEOs.

The Peer Group for Fiscal Year 2021 consisted of the following 8 publicly-traded oil and gas shipping and transportation companies:

Diamond S Shipping Inc.	International Seaways, Inc.	SEACOR Marine LLC
Eagle Bulk Shipping	Overseas Shipholding Group, Inc.	Tidewater, Inc.
Genco Shipping & Trading Ltd.	SEACOR Holdings

Elements of the Fiscal Year 2021 Executive Officer Compensation Program
The Compensation Committee reviews each element of compensation annually to ensure alignment with its compensation philosophy and objectives, as well as to assess its executive compensation program and levels relative to the competitive marketplace. The executive compensation program consists of the following:
•	Base salary;
•	Annual bonus;
•	Long-term incentive compensation;
•	Retirement benefits generally available to all employees; and
•	Welfare and similar benefits (e.g., medical, dental, disability and life insurance).
Base Salary
We use salary to compensate our NEOs for services rendered during the year and to recognize the experience, skills, knowledge and responsibilities required of each NEO.
The Compensation Committee reviews the base salaries of the NEOs and compares them to the salaries of senior management among the Peer Group companies. Using this information in conjunction with review of other elements of compensation, the Compensation Committee aims to determine whether the NEO salaries are at levels sufficient to attract, motivate and retain these NEOs in leading the Company and driving stockholder value.
Annual adjustments in base salary, if any, consider individual performance, prior experience, position duties and responsibilities, internal equity and external market practices. The Compensation Committee generally relies on the CEO’s evaluation of each NEO’s performance (other than his own) in deciding whether to recommend and/or approve merit increases for any NEOs in a given year. In those instances where the duties and responsibilities of a NEO change, the CEO may recommend any adjustments believed to be warranted, and the Compensation Committee will consider all of the factors enumerated above in determining whether to approve any such changes.
For Fiscal Year 2021, the Compensation Committee reviewed the total compensation and salaries of our NEOs for Fiscal Year 2021, Messrs. J. Hadjipateras, Lycouris, Young, Hansen and A. Hadjipateras, taking into consideration market conditions, the recommendations of our Chief Executive Officer (for all executives other than himself), and the desire to retain our experienced, skilled, and knowledgeable NEOs who are essential to leading the Company and driving stockholder value, in keeping with our compensation philosophy. Following its review and using the factors described above, our Compensation Committee increased the annual salary levels as follows: for Mr. J. Hadjipateras, a base salary increase from $550,000 to $650,000; for Mr. J. Lycouris, a base salary increase from $450,000 to $550,000; for Mr. Young, a base salary increase from $400,000 to $500,000; for Mr. Hansen, a base salary increase from DKK 2,625,000 to DKK 3,250,000; and for Mr. A. Hadjipateras, a base salary increase from $250,000 to $325,000.

The following table summarizes Fiscal Year 2021 base salaries for our NEOs.
Name	Fiscal Year 2021 Salary
John C. Hadjipateras	$650,000
John C. Lycouris	$550,000
Theodore B. Young	$500,000
Tim T. Hansen(1)	$509,297
Alexander C. Hadjipateras	$325,000
_____________________
(1)	Converted from Danish Krones to U.S. Dollars at a rate of 1 DKK = 0.1567 USD.
Named Executive Officer Base Salary Increases for Fiscal Year 2022
On July 22, 2021, the Compensation Committee (i) approved the following annual base salary increases for the following NEOs, effective April 1, 2021: for Tim T. Hansen, a base salary increase from DKK 3,250,000 to DKK 3,400,000; and for Alexander C. Hadjipateras, a base salary increase from $325,000 to $350,000 and (ii) determined that the base salaries would not be changed for the other NEOs, which would remain at $650,000 for John C. Hadjipateras; $550,000 for John C. Lycouris; and $500,000 for Theodore B. Young.
The following table summarizes Fiscal Year 2022 base salaries for our NEOs.
Name	Fiscal Year 2022 Salary
John C. Hadjipateras	$650,000
John C. Lycouris	$550,000
Theodore B. Young	$500,000
Tim T. Hansen(1)	$539,240
Alexander C. Hadjipateras	$350,000
_____________________
(1)
Converted from Danish Krones to U.S. Dollars Based on a conversion rate of 1 DKK = 0.1586 USD, which was the conversion rate applicable as of July 22, 2021, when Mr. Tim T. Hansen’s base salary would have increased from $515,450 to $539,240.

Annual Bonus
Our NEOs are eligible for cash incentives based on annual performance. We use these annual incentive opportunities to reward and drive initiatives as well as short-term achievements and milestones towards meeting the Company’s long-term goals. For Fiscal Year 2020 and Fiscal Year 2021, our NEOs each received discretionary cash bonuses (including a $1,500 holiday bonus). Factors reviewed in determining bonus amounts include: safety measures such as time lost to injuries and the number and frequency or reportable incidents; operating expense per day; chartering performance; EBITDA; and overall evaluation of individual performance.
The cash bonus amounts in recognition of the NEOs’ contributions to the Company for Fiscal Year 2020 and paid in Fiscal Year 2021 are detailed in the table below:
Name	Cash Bonus Awarded(1)
John C. Hadjipateras	$1,225,000
John C. Lycouris	$300,000
Theodore B. Young	$300,000
Tim T. Hansen	$345,613	(2)
Alexander C. Hadjipateras	$250,000
__________________
(1)	In recognition of the officers’ contributions to the Company for FY 2020.
(2)	Converted from Danish Kroner to U.S. Dollars at a rate of 1 DKK = 0.1567 USD.

The cash bonus amounts in recognition of the officers' contributions to the Company for Fiscal Year 2021 (which amounts were approved by the Compensation Committee on July 22, 2021 and will be accounted for and recognized by the Company in connection with Fiscal Year 2022) are detailed in the table below:
Name	Cash Bonus Awarded(1)
John C. Hadjipateras	$900,000
John C. Lycouris	$300,000
Theodore B. Young	$300,000
Tim T. Hansen	$324,889	(2)
Alexander C. Hadjipateras	$250,000
________________
(1)	In recognition of the officers’ contributions to the Company for FY 2021.
(2)	Converted from Danish Kroner to U.S. Dollars at a rate of 1 DKK = 0.1585 USD.

Equity-Based Compensation
Our equity-based compensation program is intended to align the interests of our executives with those of our stockholders, and to help reduce the possibility of making excessively risky decisions that could maximize short term profits at the expense of long term value, thereby establishing a direct relationship between executive compensation, long-term operating performance, and sustained increases in stockholder value.
To determine the size of annual equity grants, as described above, our Compensation Committee generally considers the executives’ prior performance, their role and responsibility, and their ability to influence the Company’s long-term growth and business performance, including the recommendations of our Chief Executive Officer (except with respect to his own equity award). Our Compensation Committee also considers Peer Group information, as applicable.
The Compensation Committee believes restricted stock serves as a retention and motivation tool for executives in the volatile shipping industry. On May 14, 2020, the Compensation Committee approved the following long-term equity awards for our NEOs in the form of time-based restricted stock in recognition of the officers' contributions to the Company for Fiscal Year 2020: Mr. J. Hadjipateras received 155,654 fully vested restricted shares on June 22, 2020, Messrs. Lycouris, Young, and A. Hadjipateras received 37,500, 35,000, and 30,000 shares of restricted stock on June 15, 2020, vesting in escalating installments on the grant date and the first, second and third anniversary of the grant date, and Mr. Hansen received 40,000 restricted stock units vesting in escalating installments on the first, second and third anniversary of the grant date.
		Restricted Stock Awards and Restricted Stock Units
Name	Grant Date	Number of shares or units of stock granted(1)(3)	Grant date fair value of shares or units of stock(2)
John C. Hadjipateras	6/22/2020	155,654	$1,224,997
John C. Lycouris	6/15/2020	37,500	$307,875
Theodore B. Young	6/15/2020	35,000	$287,350
Tim T. Hansen	6/15/2020	40,000	$328,400
Alexander C. Hadjipateras	6/15/2020	30,000	$246,300
__________________
(1)	In recognition of the officers’ contributions to the Company for FY 2020.
(2)	The market price of the Company’s stock on the grant dates of June 15, 2020 and June 22, 2020 was $8.21 and $7.87, respectively.
(3)
On July 22, 2021, the Compensation Committee approved the following long-term equity awards for our NEOs in the form of time-based restricted stock in recognition of the officers' contributions to the Company for Fiscal Year 2021. Mr. J. Hadjipateras, Mr. Lycouris, Mr. Young, and Mr. A. Hadjipateras received 72,500 restricted shares, 20,000 restricted shares, 19,000 restricted shares, and 18,000 restricted shares, respectively on August 5, 2021. Mr. Hansen received 25,000 restricted stock units on August 5, 2021. The restricted shares shall vest ratably and in three equal installments commencing with, and on the subsequent anniversaries of, August 5, 2021 (the "Grant Date"). The restricted stock units shall vest ratably in equal installments on the first and second anniversaries of the Grant Date. Notwithstanding the foregoing, the restricted shares, or restricted stock units, in the case of Mr. Tim T. Hansen (the "Vesting Shares") to be issued to each of Mr. John C. Hadjipateras, Mr. John C. Lycouris, Mr. Theodore B. Young, Mr. Tim T. Hansen and Mr. Alexander C. Hadjipateras that are eligible to vest on August 5, 2023 (the "Scheduled Vesting Date") shall vest when and only if the volume weighted average price of the Company's common shares over any consecutive 15-day period prior to the final business day of the tenth fiscal quarter following the Grant Date of the Vesting Shares, as reported on Bloomberg (or on such other internationally recognized financial information provider), equals or exceeds, 95% of the book value of a Company share, which shall be determined (in good faith by the management of the Company) in respect of the Scheduled Vesting Date, as of the first business day of the fiscal quarter immediately preceding the Scheduled Vesting Date.

All restricted shares and restricted stock units of a NEO will vest (i) if such named executive officer’s employment terminates other than for Cause (as defined in the Severance and CIC Plan (defined below)—see “2014 Executive Severance and Change in Control Severance Plan” below) or on account of death or Disability or (ii) upon a Change of Control (as defined in the Equity Incentive Plan (defined below) and related restricted stock award agreements) that occurs while such NEO is still employed with us.

Employment Agreements with the NEOs
None of our NEOs, with the exception of Mr. Hansen, are subject to an employment agreement with us or our subsidiaries.
Mr. Hansen has an employment agreement that entitles him to receive certain benefits and payments if his employment terminates in specified separation scenarios. These arrangements are described under the section entitled “2014 Executive Severance and Change in Control Severance Plan.”
Executive Severance and Change in Control Severance Plan
The 2014 Executive Severance and Change in Control Severance Plan (the "Severance and CIC Plan") provides for payments and other benefits in certain circumstances involving a termination of employment, including a termination of employment in connection with a change-in-control. Cash payments in connection with a change-in-control are subject to a double trigger; that is, the executive is not entitled to payment unless there is both a change-in-control and the executive is subsequently terminated without cause (or resigns for good reason) within a two-year period following the change-in-control. Our executives are not entitled to any severance payments as a result of voluntary termination (outside of the retirement context) or if they are terminated for cause. Detailed information with respect to these payments and benefits can be found under the section entitled “2014 Executive Severance and Change in Control Severance Plan.” Mr. J. Hadjipateras, Mr. Lycouris, Mr. Young, and Mr. A. Hadjipateras are participants to the Severance and CIC Plan.
Pursuant to the 2014 Equity Incentive Plan, in the event of a change-in-control all outstanding equity awards become fully vested and any forfeiture provisions shall lapse.
The Committee believes that these severance benefits encourage the commitment of our NEOs and ensure that they will be able to devote their full attention and energy to our affairs in the face of potentially disruptive and distracting circumstances.
Additional Information
Retirement Benefits
We provide retirement plan benefits, discussed in this section below, that we believe are customary in our industry. We provide them to remain competitive in retaining talent and attracting new talent to join us.
401(k) Savings Plan
We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. The plan allows employees to defer receipt of earned salary, up to tax law limits, on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds. Up to tax law limits, we provide a 3% of salary safe harbor contribution for U.S. employees.
Nonqualified Deferred Compensation
We contribute to retirement accounts for certain United Kingdom and Denmark-based employees, including Mr. Hansen based on a percentage of their annual salaries.
Tax Consideration
As part of its role, the Compensation Committee reviews and considers the expected tax treatment to the Company and its executive officers as one of the factors in determining compensation matters. For Fiscal Year 2021 our gross U.S. source income was exempt from tax under Code section 883 and thus deductions for executive compensation are not relevant to the Company’s U.S. federal income tax positions. If the Company is not exempt from U.S. federal income taxation by reason of Code section 883 and is subject to U.S. federal income taxation on a net income basis, the deduction of certain items of compensation paid to certain of our executives or former executives may be limited. The Compensation Committee has taken, and intends to continue to take, actions, as appropriate, to attempt to minimize, if not eliminate, the Company’s non-deductible compensation expense within the context of maintaining the flexibility that the Compensation Committee believes to be an important element of the Company’s executive compensation program.

Risk Assessment
The Compensation Committee believes that the Company’s compensation objectives and policies do not create risks that are reasonably likely to have a material adverse effect on the Company. Determinations regarding incentive compensation are based on a discretionary assessment of a variety of factors related to the performance of the Company and the contributions of each executive officer to that performance. Incentive compensation awards are not tied to formulas based on short-term performance, and no one factor disproportionately affects incentive amounts, which diversifies the risk associated with any single indicator of performance. A significant portion of each executive’s total compensation is delivered in the form of equity that vests over multiple years, thereby aligning the interests of our executive officers with those of our shareholders. Compensation is determined by our Compensation Committee, which is comprised solely of independent members of our Board of Directors under NYSE listing standards.
Report of the Compensation Committee
The Compensation Committee, comprised entirely of independent directors (as defined under U.S. securities laws, NYSE listing standards and applicable guidelines under the Code), has reviewed the CD&A included in this Proxy Statement and discussed that CD&A with management. Based on its review and discussion with management, the Compensation Committee approved the CD&A and recommended to the Dorian Board of Directors that the CD&A be included in this Proxy Statement.
Compensation Committee:

Thomas J. Coleman
Ted Kalborg
Malcolm McAvity

Summary Compensation Table
The table below sets forth the compensation earned by our named executive officers during the years indicated.
Name and Principal Position	Fiscal Year Ended March 31,	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
John Hadjipateras(4)	2021	$650,000	$1,226,500	$1,224,997	$9,300	$3,110,797
Chief Executive Officer	2020	$550,000	$301,500	$531,187	$8,400	$1,391,087
	2019	$550,000	$301,500	$540,892	$8,250	$1,400,642

John Lycouris(5)	2021	$550,000	$301,500	$307,875	$9,300	$1,168,675
Chief Executive Officer, Dorian LPG (USA) LLC	2020	$450,000	$201,500	$164,200	$8,400	$824,100
	2019	$450,000	$201,500	$167,200	$8,250	$826,950

Theodore B. Young	2021	$500,000	$301,500	$287,350	$9,300	$1,098,150
Chief Financial Officer	2020	$400,000	$301,500	$164,200	$8,400	$874,100
	2019	$400,000	$201,500	$167,200	$8,250	$776,950

Tim T. Hansen(6)	2021	$509,297	$347,024	$328,400	$50,930	$1,235,650
Chief Commercial Officer	2020	$390,552	$174,228	$147,780	$39,055	$751,615
	2019	$390,309	$176,538	$150,480	$39,031	$756,358

Alexander C. Hadjipateras	2021	$325,000	$251,500	$246,300	$9,300	$832,100
Executive Vice President of Business Development	2020	$250,000	$146,500	$123,150	$8,400	$528,050
	2019	$250,000	$146,500	$125,400	$8,250	$530,150
___________________
(1)	Represents cash bonuses paid to each of the NEOs for the applicable fiscal year and earned in the immediately preceding fiscal year.
(2)
The amounts set forth next to each award represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value reported in these columns are set forth in Note 12 to our consolidated financial statements included herein.

(3)	The amounts set forth represent contributions by the Company to each of the named executive officer’s 401(k) defined contribution plan for U.S. employees or retirement account for non-U.S. employees.
(4)	As our Chief Executive Officer, Mr. Hadjipateras does not receive any additional compensation for his services as a director.
(5)	As the Chief Executive Officer of our subsidiary, Dorian LPG (USA) LLC, Mr. Lycouris does not receive any additional compensation for his services as a director.
(6)	Mr. Hansen’s salary is calculated using the average applicable exchange rates during each fiscal year for the local currency of employment.
Narrative Disclosure to the Summary Compensation Table
Equity Compensation
On June 30, 2014, Mr. J. Hadjipateras, Mr. Lycouris, Mr. Young, and Mr. A. Hadjipateras received 350,000, 185,000, 90,000, and 30,000 shares of restricted stock, respectively, vesting in equal installments on the third, fourth and fifth anniversary of the grant date. On June 15, 2016, Mr. J. Hadjipateras, Mr. Lycouris, Mr. Young, Mr. Hansen and Mr. A. Hadjipateras received 75,000, 30,000, 27,500, 24,000 and 17,500 shares of restricted stock, respectively, vesting in equal installments on the grant date and the first, second and third anniversary of the grant date. On June 15, 2017, Mr. J. Hadjipateras, Mr. Lycouris, Mr. Young, Mr. Hansen and Mr. A. Hadjipateras received 75,000, 30,000, 27,500, 24,000, and 17,500 shares of restricted stock, respectively, vesting in equal installments on the grant date and the first, second and third anniversary of the grant date. On June 15, 2018, Mr. J. Hadjipateras, Mr. Lycouris, Mr. Young, Mr. Hansen and Mr. A. Hadjipateras received 64,700, 20,000, 20,000, 18,000 and 15,000 shares of restricted stock, respectively, vesting in equal installments on the grant date and the first, second and third anniversary of the grant date. On August 5, 2019, Mr. J. Hadjipateras, Mr. Lycouris, Mr. Young, and Mr. A. Hadjipateras received 64,700, 20,000, 20,000, and 15,000 shares of restricted stock, respectively, vesting in equal installments on the grant date and the first, second and third anniversary of the grant date, and Mr. Hansen received 18,000 restricted stock units vesting in equal installments on the first, second and third anniversary of the grant date. On June 15, 2020, Mr. Lycouris, Mr. Young, and Mr. A. Hadjipateras received 37,500, 35,000 and 30,000 shares of restricted stock, respectively, vesting in escalating installments on the grant date and the first, second and third anniversary of the grant date, and Mr. Hansen received 40,000 restricted stock units vesting in escalating installments on the first, second and third anniversary of the grant date. On June 22, 2020, Mr. J. Hadjipateras received 155,654 shares of restricted stock vesting on the grant date.
All restricted shares and restricted stock units of a named executive officer will vest (i) if such named executive officer’s employment terminates other than for Cause (as defined in the Severance and CIC Plan (defined below)—see “2014 Executive Severance and Change in Control Severance Plan” below) or on account of death or Disability or (ii) upon a Change of Control (as defined in the Equity Incentive Plan (defined below) and related restricted stock award agreements) that occurs while such named executive officer is still employed with us.

Grants of Plan-Based Awards
The following table sets forth certain information concerning equity awards granted to our NEOs during the year ended March 31, 2021:
		Restricted Stock Awards and Restricted Stock Units
Name	Grant Date	Number of shares or units of stock granted	Grant date fair value of shares or units of stock(1)
John C. Hadjipateras	6/22/20	155,654	$1,224,997
John C. Lycouris	6/15/20	37,500	$307,875
Theodore B. Young	6/15/20	35,000	$287,350
Tim T. Hansen	6/15/20	40,000	$328,400
Alexander C. Hadjipateras	6/15/20	30,000	$246,300

(1)
The restricted stock unit grant made to Mr. Hansen on June 15, 2020 vest in escalating installments on the first, second and third anniversaries of the date of grant, while the restricted stock award grants made on June 15, 2020 to the other NEOS vest on the grant date and the first, second, and third anniversaries of the grant date. The market price of the Company’s stock on the grant date of June 15, 2020 was $8.21. The restricted stock award grants made on June 22, 2020 to John C. Hadjipateras vested on the grant date. The market price of the Company’s stock on the grant date of June 22, 2020 was $7.87.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information concerning outstanding equity awards as of March 31, 2021, for each named executive officer:
		Restricted Stock Awards and Restricted Stock Units(5)
Name	Grant Date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(1)
John C. Hadjipateras	8/5/2019	32,350	(3)	$424,756
	6/15/2018	16,175	(4)	$212,378

John C. Lycouris	6/15/2020	30,000	(2)	$393,900
	8/5/2019	10,000	(3)	$131,300
	6/15/2018	5,000	(4)	$65,650

Theodore B. Young	6/15/2020	30,000	(2)	$393,900
	8/5/2019	10,000	(3)	$131,300
	6/15/2018	5,000	(4)	$65,650

Tim T. Hansen	6/15/2020	40,000	(2)	$525,200
	8/5/2019	12,000	(3)	$157,560
	6/15/2018	4,500	(4)	$59,085

Alexander C. Hadjipateras	6/15/2020	25,000	(2)	$328,250
	8/5/2019	7,500	(3)	$98,475
	6/15/2018	3,750	(4)	$49,238
_________________
(1)
Fair market value of our common stock on March 31, 2021. The amount listed in this column represents the product of the closing market price of the Company’s stock as of March 31, 2021 ($13.13) multiplied by the number of shares or units of stock subject to the award.

(2)	Granted on June 15, 2020 and vested or vests with escalating terms on each of the grant date and first, second and third anniversaries of the date of grant.
(3)	Granted on August 5, 2019 and vested or vests ratably on each of the grant date and first, second and third anniversaries of the date of grant.
(4)	Granted on June 15, 2018 and vested or vests ratably on each of the grant date and first, second and third anniversaries of the date of grant.
(5)
The table excludes one-time restricted share awards and restricted stock units granted by the Compensation Committee after March 31, 2021, to each of Mr. J. Hadjipateras, Mr. Lycouris, Mr. Young, Mr. Hansen and Mr. A. Hadjipateras in the amounts of 72,500 restricted shares, 20,000 restricted shares, 19,000 restricted shares, 25,000 restricted stock units and 18,000 restricted shares, respectively. The restricted shares shall vest ratably and in three equal installments commencing with, and on the subsequent anniversaries of, August 5, 2021 (the "Grant Date"). The restricted stock units shall vest ratably in equal installments on the first and second anniversaries of the Grant Date. Notwithstanding the foregoing, the restricted shares, or restricted stock units, in the case of Mr. Tim T. Hansen (the "Vesting Shares") to be issued to each of Mr. John C. Hadjipateras, Mr. John C. Lycouris, Mr. Theodore B. Young, Mr. Tim T. Hansen and Mr. Alexander C. Hadjipateras that are eligible to vest on August 5, 2023 (the "Scheduled Vesting Date") shall vest when and only if the volume weighted average price of the Company's common shares over any consecutive 15-day period prior to the final business day of the tenth fiscal quarter following the Grant Date of the Vesting Shares, as reported on Bloomberg (or on such other internationally recognized financial information provider), equals or exceeds, 95% of the book value of a Company share, which shall be determined (in good faith by the management of the Company) in respect of the Scheduled Vesting Date, as of the first business day of the fiscal quarter immediately preceding the Scheduled Vesting Date.

Options Exercised and Stock Vested
The following table provides information for the year ended March 31, 2021 concerning the vesting of restricted stock awards by the NEOs. There were no stock options exercised by the NEOs for the year ended March 31, 2021 and no options have been granted by the Company since its inception.

	Option Awards		Restricted Stock Awards and Restricted Stock Units
Name	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
John C. Hadjipateras(1)	-	-	206,754	$1,656,983
John C. Lycouris(2)	-	-	25,000	$209,100
Theodore B. Young(3)	-	-	21,875	$183,444
Tim T. Hansen(4)	-	-	16,500	$140,085
Alexander C. Hadjipateras(5)	-	-	16,875	$141,431
__________________
(1)
Mr. J, Hadjipateras had 34,925 shares of restricted stock vested on June 15, 2020 at a market price of $8.21, 16,175 shares of restricted stock vested on August 5, 2020 at a market price of $8.98, and 155,654 shares of restricted stock vested on June 22, 2020 at a market price of $7.87.

(2)	Mr. Lycouris had 20,000 shares of restricted stock vested on June 15, 2020 at a market price of $8.21 and 5,000 shares of restricted stock vested on August 5, 2020 at a market price of $8.98.
(3)	Mr. Young had 16,875 shares of restricted stock vested on June 15, 2020 at a market price of $8.21 and 5,000 shares of restricted stock vested on August 5, 2020 at a market price of $8.98.
(4)	Mr. Hansen had 10,500 shares of restricted stock vested on June 15, 2020 at a market price of $8.21 and 6,000 restricted stock units vested on August 5, 2020 at a market price of $8.98.
(5)	Mr. A, Hadjipateras had 13,125 shares of restricted stock vested on June 15, 2020 at a market price of $8.21 and 3,750 shares of restricted stock vested on August 5, 2020 at a market price of $8.98.
2014 Equity Incentive Plan
Our 2014 equity incentive plan (the “2014 Equity Incentive Plan”), which was unanimously adopted by our Board of Directors in April 2014, was approved by a shareholder vote at the 2015 annual meeting of shareholders. Pursuant to the terms of the 2014 Equity Incentive Plan, we expect that directors, officers, and employees (including any prospective officer or employee) of the Company and its subsidiaries and affiliates, and consultants and service providers to (including persons who are employed by or provide services to any entity that is itself a consultant or service provider to) the Company and its subsidiaries and affiliates, as well as entities wholly-owned or generally exclusively controlled by such persons, may be eligible to receive stock appreciation rights, stock awards, restricted stock units and performance compensation awards that the plan administrator determines are consistent with the purposes of the plan and the interests of the Company. The maximum number of shares of common stock that may be granted under the 2014 Equity Incentive Plan shall not exceed 2,850,000 in the aggregate. As of August 26, 2021, there were 334,940 shares of restricted stock and restricted stock units that were issued and outstanding, but not yet vested. As of that date, there were 224,616 shares of common stock remaining available for future grants under the 2014 Equity Incentive Plan.
Upon a “Change in Control” (as defined in the 2014 Equity Inventive Plan) of the Company, all unvested restricted stock awards granted under the 2014 Equity Inventive Plan and related restricted stock award agreements will become fully vested.

Securities Authorized for Issuance Under Equity Compensation Plans
Equity Compensation Plans Table
The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of March 31, 2021.
March 31, 2021	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans
Approved by shareholders	—	—	445,216	(1)
Not approved by shareholders	—	—	–
Total	—	—	445,216
_________________
(1)
Does not include 217,600 restricted shares and restricted stock units granted by the Compensation Committee after March 31, 2021 to certain of our executive officers and employees, of which 56,018 shares vested on the grant date. See “―Outstanding Equity Awards At Fiscal Year End” and “—2014 Equity Incentive Plan.”

(2)	Represents available shares for future issuance under the 2014 Equity Incentive Plan as of March 31, 2021. See “2014 Equity Incentive Plan” above..”
Retirement Benefits
We provide retirement plan benefits, discussed in this section below, that we believe are customary in our industry. We provide them to remain competitive in retaining talent and attracting new talent to join us.
401(k) Savings Plan
We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. The plan allows employees to defer receipt of earned salary, up to tax law limits, on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds. Up to tax law limits, we provide a 3% of salary safe harbor contribution for U.S. employees.
Pension Benefits
Our Greece-based employees have a statutory required defined benefit pension plan according to provisions of Greek law 4093/2012 covering all eligible employees.
Nonqualified Deferred Compensation
We contribute to retirement accounts for certain United Kingdom and Denmark-based employees based on a percentage of their annual salaries.
2014 Executive Severance and Change in Control Severance Plan
Except as set forth under “2014 Equity Incentive Plan” above and as provided under our Executive Severance and Change in Control Severance Plan (the “Severance and CIC Plan”), none of our members of senior management, including Mr. Hadjipateras, Mr. Lycouris and Mr. Young, will receive any benefits as a result of change in control.
We adopted our Severance and CIC Plan in June 2014, under which we expect that certain executive officers of the Company and our subsidiaries and affiliates, may be eligible to receive severance benefits in connection with termination by the Company without Cause (as defined below) or termination by such officer for Good Reason (as defined below). Mr. Hadjipateras, Mr. Lycouris and Mr. Young are participants to the Severance and CIC Plan. A dismissed officer may be eligible for additional severance benefits when dismissed during the period within two years following a change in control of the Company, or in certain cases, during the six-month period prior to a “Change in Control” (as generally defined under the Equity Incentive Plan with the addition of any transaction the board determines to be a Change in Control).

In the event of termination without Cause or for Good Reason, officers subject to the Severance and CIC Plan will be eligible to receive a lump-sum payment equal to two times the sum of such officer’s base salary plus bonus, a pro rata annual bonus for the year of termination, a cash payment equal to 18 months of COBRA continuation coverage and one year’s outplacement services (not to exceed $10,000). Should such termination take place within two years following a Change in Control of the Company, or in certain cases, during the six-month period prior to a Change in Control (the “CIC Termination Period”), all outstanding equity awards of a terminated officer subject to the Severance and CIC Plan shall vest and the lump-sum payment to the officer will be increased to 2.99 times the sum of the officer’s base salary plus bonus. The participant will receive payments and pay the excise tax, or the payments will be reduced so that no excise tax applies, whatever puts the participant in a better after-tax position. For purposes of the Severance and CIC Plan, “Cause” is generally defined to mean: (i) the willful and continued failure to substantially perform his or her duties, (ii) the willful engaging in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or its affiliates, (iii) engaging in conduct or misconduct that materially harms the reputation or financial position of the Company, (iv) the participant (x) obstructs or impedes, (y) endeavors to influence, obstruct or impede or (z) fails to materially cooperate with, an investigation, (v) the participant withholds, removes, conceals, destroys, alters or by other means falsifies any material which is requested in connection with an investigation, (vi) conviction of, or the entering of a plea of nolo contendere to, a felony or (vii) being found liable in any SEC or other civil or criminal securities law action. For purposes of the Severance and CIC Plan, “Good Reason” generally means (A) with respect to the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, a material diminution in the nature and scope of the participant’s duties, responsibilities or status, (B) a material diminution in current annual base salary or annual performance bonus target opportunities; or (C) an involuntary relocation to a location more than 25 miles from a participant’s principal place of business, provided that, during the CIC Termination Period, “Good Reason” shall mean (A) (1) any material change in the duties, responsibilities or status (including reporting responsibilities); provided, however, that good reason shall not be deemed to occur upon a change in duties, responsibilities (other than reporting responsibilities) or status that is solely and directly a result of the Company no longer being a publicly traded entity or (2) a material and adverse change in titles or offices (including, if applicable, membership on the board); (B) a more than 10% reduction in the participant’s rate of annual base salary or annual performance bonus or equity incentive compensation target opportunities (including any material and adverse change in the formula for such targets) as in effect immediately prior to such change in control; (C) the failure to continue in effect any employee benefit plan, compensation plan, welfare benefit plan or fringe benefit plan in which the participant is participating immediately prior to such change in control or the taking of any action by the Company, in each case which would materially adversely affect the participant, unless the participant is permitted to participate in other plans providing the participant with materially equivalent benefits in the aggregate; (D) the failure of the Company to obtain the assumption of the Company’s obligations under the plan from any successor; (E) an involuntary relocation of the principal place of business to a location more than 25 miles from the principal place of business immediately prior to such change in control; or (F) a material breach by the Company of the terms of an employment agreement. Although none of our members of senior management, including Mr. Hadjipateras, Mr. Lycouris and Mr. Young, are subject to an employment agreement with us or our subsidiaries, we cannot guarantee that such members will not enter into such agreements in the future.
Prohibition on Hedging
While the Company does not currently have a policy prohibiting its employees, including executive officers, and directors from engaging in hedging transactions (derivatives, equity swaps, forwards, etc.) involving Company securities, the Company does have an insider trading policy that requires, among other things, that all trading in Company shares by “insiders” (as defined below) must be pre-cleared with the Company’s Chief Financial Officer, the Company's Chief Executive Officer or the Chief Executive Officer of Dorian LPG (USA) LLC (each, an “Authorized Person“) prior to commencing any trade. The relevant Authorized Person will consult as necessary with senior management and/or outside legal counsel to the Company before clearing any proposed trade. The Company’s insider trading policy covers all of the Company’s officers, directors and employees (“insiders”), as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by insiders. In addition, the Company’s insider trading policy applies to transactions engaged in by corporations in which the insider is an officer, director or 10% or greater stockholder and a partnership of which the insider is a partner, unless the insider has no direct or indirect control over the partnership.
President and Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of John Hadjipateras, our President and Chief Executive Officer ("CEO"):

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and other data as described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The compensation of the Company’s median employee (“Median Employee”) was determined by reviewing the amount of compensation paid to each of the Company’s employees using the data as shown in its payroll records including base salary, bonuses (including equity awards), and other benefits paid by or on behalf of the Company using the same calculation methods and assumptions, disclosed in the Summary Compensation Table. The total reported compensation for Mr. John Hadjipateras in Fiscal Year 2021 was $3,110,797, as reflected in the Summary Compensation Table included in this Proxy Statement, and was approximately 22.3 times the Median Employee’s annual total compensation of $139,385. The methodology used to identify the Median Employee uses the same pay components, as well as the same calculation methods and assumptions, disclosed in the Summary Compensation Table. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies. The methodology used to identify the Median Employee excludes consideration of the seafarers who had served on the Company’s commercially-managed vessels for one or more days during the year ended March 31, 2021, since such seafarers were employed, and their compensation was determined, by unaffiliated third parties and these seafarers provide services to the Company or its consolidated subsidiaries as independent contractors or “leased” workers. These seafarers are sourced from seafarer recruitment and placement service agencies and are employed with short-term employment contracts.
Compensation Committee Interlocks and Insider Participation
During our last fiscal year, Messrs. Coleman, Kalborg and McAvity served on the Compensation Committee. Each of them is not, nor have any of them ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were and are a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Except as noted otherwise, the Audit Committee or the Board of Directors approved or ratified each arrangement described below (other than arrangements that were entered into prior to the adoption of the related party transaction policy by the Board of Directors).
See “Corporate Governance Matters—Business Relationships and Related Person Transactions Policy” for a discussion of our policies and procedures related to conflicts of interest.
Business Relationships and Related Person Transactions Policy
We have policies and procedures in place regarding referral of related person transactions to our Audit Committee for consideration and approval. Compensation matters involving any related persons are reviewed and approved by our Compensation Committee. Our Chief Financial Officer, in consultation with our outside counsel, is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for determining, based on the relevant facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. Under our policy, transactions that (i) involve directors, director nominees, executive officers, significant shareholders or other “related persons” in which the Company is or will be a participant and (ii) are of the type that must be disclosed under the Commission’s rules must be referred by the Chief Financial Officer, after consultation with our outside counsel, to our Audit Committee for the purpose of determining whether such transactions are in the best interests of the Company. Under our policy, it is the responsibility of the individual directors, director nominees, executive officers and holders of five percent or more of the Company’s common stock to promptly report to our Chief Financial Officer all proposed or existing transactions in which the Company and they, or any related person of theirs, are parties or participants. The Chief Financial Officer (or the Chief Executive Officer, in the event the transaction in question involves the Chief Financial Officer or a related person of the Chief Financial Officer) is then required to furnish to the chairperson of the Audit Committee reports relating to any transaction that, in the Chief Financial Officer’s judgment with advice of outside counsel, may require reporting pursuant to the Commission’s rules or may otherwise be the type of transaction that should be brought to the attention of the Audit Committee. The Audit Committee considers material facts and circumstances concerning the transaction in question, consults with counsel and other advisors as it deems advisable and makes a determination or recommendation to the Board of Directors and appropriate officers of the Company with respect to the transaction in question. In its review, the Audit Committee considers the nature of the related person’s interest in the transaction, the material terms of the transaction, the relative importance of the transaction to the related person, the relative importance of the transaction to the Company and any other matters deemed important or relevant. Upon receipt of the Audit Committee’s recommendation, the Board of Directors or officers, excluding in all such instances the related party, take such action as deemed appropriate and necessary in light of their respective responsibilities under applicable laws and regulations.
Related Party Transactions
Registration Rights Agreement
We entered into a registration rights agreement dated June 3, 2014 (the “Registration Rights Agreement”) with Kensico granting Kensico the right, subject to certain terms and conditions, to require us, on up to three separate occasions beginning 180 days following the closing of our initial public offering, to register under the Securities Act of 1933, as amended, our common shares held by Kensico for offer and sale to the public, including by way of an underwritten public offering. In addition, the registration rights agreement grants Kensico the right to require us to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period, and to exercise certain piggyback registration rights permitting participation in certain registrations of common shares by us. All expenses relating to our registration have been and will be borne by us. On July 10, 2015, the Commission declared effective our registration statement on Form S-3 that permits Kensico to offer its shares for resale from time to time, pursuant to the Registration Rights Agreement.

Management Agreements
Dorian (Hellas) S.A. (“DHSA”) formerly provided technical, crew, commercial management, insurance and accounting services to our vessels and had agreements to outsource certain of these services to Eagle Ocean Transport Inc. (“Eagle Ocean Transport”), which is 100% owned by Mr. John C. Hadjipateras, our Chairman, President and Chief Executive Officer.
Dorian LPG (USA) LLC and its subsidiaries entered into an agreement with DHSA, retroactive to July 2014 and superseding an agreement between Dorian LPG (UK) Ltd. and DHSA, for the provision by Dorian LPG (USA) LLC and its subsidiaries of certain chartering and marine operation services to DHSA, for which income was earned and included in “Other income-related parties” totaling $0.1 million, $0.1 million and $0.2 million for the years ended March 31, 2021, 2020 and 2019, respectively. As of March 31, 2021, $1.0 million was due from DHSA and included in “Due from related parties.”
Eagle Ocean Transport incurs miscellaneous costs on behalf of us, for which we reimbursed Eagle Ocean Transport less than $0.1 million for each of the years ended March 31, 2021, 2020 and 2019. Such expenses are reimbursed based on their actual cost.
Arrangements Involving Family Members
In respect of the fiscal year ended March 31, 2021, we paid $576,500 in salary and cash bonus to Mr. Alexander C. Hadjipateras, a son of Mr. John C. Hadjipateras, the Chairman of the Board, our President and our Chief Executive Officer, for his service as Executive Vice President of Business Development of Dorian LPG (USA) LLC. In the year ended March 31, 2021, Mr. Alexander C. Hadjipateras was also eligible to participate in all benefit programs generally available to employees, including supplemental health care benefits for coverage outside of the United States, and his compensation is commensurate with that of his peers.
In respect of the fiscal year ended March 31, 2021, we paid $195,618 in salary and cash bonus to Peter Hadjipateras, a son of Mr. John C. Hadjipateras, the Chairman of the Board, our President and our Chief Executive Officer, for his service as Fleet Efficiency Manager. In the year ended March 31, 2021, Mr. Peter Hadjipateras was also eligible to participate in all benefit programs generally available to employees and his compensation is commensurate with that of his peers.
Director Independence
See “Corporate Governance Matters—Director Independence.”

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than ten percent of any class of our registered equity securities including our common stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company, and to provide the Company with a copy of those reports.
To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company, and written representations that no reports were required, during the fiscal year ended March 31, 2021, all Section 16(a) filing requirements applicable to the Company’s officers, directors, and greater than ten percent beneficial owners were complied with, except for one late Form 4 pertaining to one transaction for our Executive Vice President of Business Development, Mr. Alexander C. Hadjipateras, and one late Form 4 pertaining to one transaction for one of our directors, Mr. Ted Kalborg.

SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING OF SHAREHOLDERS
Shareholder proposals intended to be included in our proxy statement and voted on at our 2022 Annual Meeting of Shareholders must be received at our corporate headquarters at Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902, attention: Corporate Secretary, on or before May 11, 2022. Applicable SEC rules and regulations as well as our bylaws govern the submission of shareholder proposals, including director nominations, and our consideration of them for inclusion in the 2022 notice of Annual Meeting of Shareholders and the 2022 proxy statement.
To bring before the 2022 Annual Meeting of Shareholders any business not included in the meeting’s Proxy Statement (including to nominate a candidate director not named in the Proxy Statement), a shareholder must (i) give timely written notice of that business to our Corporate Secretary and (ii) qualify as a shareholder of record both on the date the shareholder supplies notice and through the record date for the 2021 Annual Meeting. To be timely, the notice must be delivered to or mailed and received by the Company no earlier than July 23, 2022 (90 days prior to October 21, 2022, the one-year anniversary of the Annual Meeting) and no later than August 22, 2022 (60 days prior to October 21, 2022). The public disclosure of any adjournment of an annual meeting of the shareholders will not extend the time period allotted to shareholders to give notice. Where the shareholder wishes to nominate a candidate for director, the written notice must contain the information concerning the shareholder and each nominee as required by Article III, Section 3 of our bylaws, which is discussed in this Proxy Statement at “Board Meeting and Board Committee Information—Nominating and Corporate Governance Committee and Director Nominations.” For all other proposals, the shareholder’s written notice must include the information set forth in Article II, Section 2 of our bylaws. A copy of our bylaws is available upon request to: Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, CT 06902, attention: Corporate Secretary.
The foregoing bylaw provisions do not affect a shareholder’s ability to request inclusion of a proposal in our Proxy Statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules as referenced above. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described in the paragraph above. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with the applicable SEC rules and regulations and our bylaws.

OTHER BUSINESS
As of the date of this Proxy Statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.
ANNUAL REPORT
Our Annual Report is being mailed with this Proxy Statement unless you have previously consented to access the Proxy Statement, proxy card and Annual Report electronically over the internet. The Annual Report is not a part of our proxy soliciting materials. Additionally, and in accordance with SEC rules, you may access this Proxy Statement at http://dorianlpg.com/investor-center/corporate-governance/AnnualShareholderMeeting. The Annual Report, including the exhibits filed with it, are available at our website at www.dorianlpg.com. Upon request by any shareholder to Investor Relations by email at IR@dorianlpg.com, mail at Dorian LPG Ltd., c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902, attention: Investor Relations, or by phone at (203) 674-9900 we will furnish to shareholders, without charge, a copy of the annual report for the fiscal year ended March 31, 2021, including the financial statements and the related footnotes. The Company’s copying costs will be charged if exhibits to the Annual Report are requested.

/s/ John C. Hadjipateras

John C. Hadjipateras
Chairman of the Board

APPENDIX A
DORIAN LPG LTD.
AMENDED AND RESTATED
2014 EQUITY INCENTIVE PLAN
(Amended and Restated as of September 24, 2021)
ARTICLE I

GENERAL

1.1	Purpose
The Dorian LPG Ltd. 2014 Equity Incentive Plan (the “Plan”) is designed to provide certain Key Persons (as defined below), whose initiative and efforts are deemed to be important to the successful conduct of the business of Dorian LPG Ltd. (the “Company”), with incentives to (a) enter into and remain in the service of the Company or its Affiliates (as defined below), (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company.
1.2	Administration
(a) Administration.  The Plan shall be administered by a committee appointed by the Company’s Board of Directors (the “Board”) from among its members (which may be the Compensation Committee) (such committee, the “Administrator”) and shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3 (or any successor rule) under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), and (ii) “outside directors” for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).  The Administrator is authorized, subject to the terms of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable.  Without limiting the generality of the foregoing, the Administrator may, in its sole discretion, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement, accelerate or waive vesting of Awards and exercisability of Awards, extend the term or period of exercisability of any Award, waive any terms or conditions applicable to any Award or correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement.  All determinations and interpretations made by the Administrator under or with respect to the Plan or any Award shall be binding and conclusive and binding upon all Persons (as defined below).  Notwithstanding anything in this Section 1.2(a) to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Administrator) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the 1934 Act and the rules and regulations thereunder and to act in lieu of, and as, the Administrator with respect to Awards made to non-employee directors under the Plan.  No member of the Board or the Administrator and no officer or employee of the Company or any Affiliate (such Persons, a “Covered Person”) shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member, officer or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated.  The Company shall indemnify each Covered Person and any agent of the Administrator who is an employee of the Company or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such Person’s bad faith, gross negligence or willful misconduct.
(b) Delegation.   The Administrator may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Administrator, or any Person to whom it has so delegated duties, may employ one or more Persons to render advice with respect to any responsibility the Administrator or such Person may have under the Plan.  The Administrator may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent.  Expenses incurred by the Administrator in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary or Affiliate whose employees have benefited from the Plan, as determined by the Administrator.

1.3	Persons Eligible for Awards
The Persons eligible to receive Awards under the Plan are those directors, officers and employees (including any prospective officer or employee) of the Company and its Subsidiaries and Affiliates and consultants and service providers to (including Persons who are employed by or provide services to any entity that is itself a consultant or service provider to) the Company and its Subsidiaries and Affiliates, as well as entities wholly-owned or generally exclusively controlled by such persons (collectively, “Key Persons”), as the Administrator shall select.  Designation of a Key Person as a participant in any year shall not require the Administrator to designate such Key Person to receive an Award in any other year or, once designated, to receive the same type of amount of Awards as granted to the Key Person in any other year.

1.4	Types of Awards
Awards may be made under the Plan in the form of (a) non-qualified stock options (i.e., any stock options granted under the Plan that are not “incentive stock options”), (b) stock appreciation rights, (c) stock awards, (d) restricted stock units, and (e) performance compensation awards that the Administrator determines are consistent with the purposes of the Plan and the interests of the Company, all as more fully set forth in the Plan.  The term “Award” means any of the foregoing that are granted under the Plan.  Options issued under the Plan shall not be “incentive stock options” within the meaning of Section 422 of the Code.  Stock Awards, performance compensation Awards, and restricted stock unit Awards may, as determined by the Administrator in its discretion, constitute Performance-Based Awards, as described in Section 2.7 below.  Awards shall be evidenced by agreements (“Award Agreements”)(which need not be identical) in such forms as the Administrator may from time to time approve, and Awards shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

1.5	Shares Available for Awards; Adjustments for Changes in Capitalization
(a) Maximum Number.  Subject to the provisions of this Section 1.5, including any adjustment as provided in Section 1.5(c), the maximum number of shares of common stock of the Company, par value $0.01 (“Common Stock”), that may delivered to participants (including permitted assignees) and their beneficiaries under the Plan shall be 4,865,000, which may be authorized and unissued or treasury shares.  Any shares of Common Stock covered by an Award (or portion of an Award) granted under the Plan which is forfeited or canceled, expires or, in the case of an Award other than an option, is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan.  The preceding sentence shall apply only for the purposes of determining the aggregate number of shares of Common Stock subject to Awards and that are available for delivery under the Plan, but shall not apply for purposes of determining pursuant to Section 1.5(d) the maximum number of shares of Common Stock with respect to which Awards (including the maximum number of shares of Common Stock subject to options and stock appreciation rights) may be granted or measured to an individual participant under the Plan.
(b) The following shares of Common Stock may not again be made available for delivery to participants under the Plan during the term of the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right or (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Award.  Shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding Awards (or obligations to grant future Awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or its Subsidiaries or Affiliates acquiring another entity (or an interest in another entity).  This Section 1.5(b) shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards and that are available for delivery under the Plan, but shall not apply for purposes of determining pursuant to Section 1.5(d) the maximum number of shares of Common Stock (A) with respect to which Awards (including the maximum number of shares of Common Stock subject to options and stock appreciation rights) may be granted or measured to an individual participant under the Plan or (B) that may be delivered through options under the Plan.
(c) Adjustments.  (i)  In the event that any dividend or other distribution (whether in the form of cash, Company shares, other securities or other property), stock split, reverse stock split, reorganization, merger, consolidation, split-up, combination, repurchase or exchange of Company shares or other securities of the Company, issuance of warrants or other rights to purchase Company shares or other securities of the Company, or other similar corporate transaction or event, other than an Equity Restructuring (as defined below), affects the Company shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of the number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, including with respect to individual limitations in Section 1.5(d).

(i) The Administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 1.5(c)(i) or the occurrence of a Change in Control (as defined below), other than an Equity Restructuring) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, including providing for (A) adjustment to (1) the number of shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the exercise price with respect to any Award and (B) a substitution or assumption of Awards, accelerating the exercisability or vesting of, or lapse of restrictions on, Awards, or accelerating the termination of Awards by providing for a period of time for exercise prior to the occurrence of such event, or, if deemed appropriate or desirable, providing for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award (it being understood that, in such event, any option or stock appreciation right having a per share exercise price equal to, or in excess of, the Fair Market Value (as defined below) of a share subject to such option or stock appreciation right may be cancelled and terminated without any payment or consideration therefor).
(ii) In the event of (A) a dissolution or liquidation of the Company, (B) a sale of all or substantially all the Company’s assets or (C) a merger, reorganization or consolidation involving the Company or one of its Subsidiaries, the Administrator shall have the power to:
(1) provide that outstanding options, stock appreciation rights, restricted stock units (including any related dividend equivalent right) and/or other Awards granted under the Plan shall either continue in effect, be assumed or an equivalent award shall be substituted therefor by the successor entity or a parent or subsidiary entity;
(2) cancel, effective immediately prior to the occurrence of such event, options, stock appreciation rights, restricted stock units (including each dividend equivalent right related thereto) and/or other Awards granted under the Plan outstanding immediately prior to such event (whether or not then exercisable) and, in full consideration of such cancellation, pay to the holder of such Award a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the shares subject to such Award (or the value of such Award, as determined by the Administrator, if not based on the Fair Market Value of shares) over the aggregate exercise price of such Award (or the grant price of such Award, if any, if applicable)(it being understood that, in such event, any option or stock appreciation right having a per share exercise price equal to, or in excess of, the Fair Market Value of a share subject to such option or stock appreciation right may be cancelled and terminated without any payment or consideration therefor); or
(3) notify the holder of an option or stock appreciation right in writing or electronically that each option and stock appreciation right shall be fully vested and exercisable for a period of 30 days from the date of such notice, or such shorter period as the Administrator may determine to be reasonable, and the option or stock appreciation right shall terminate upon the expiration of such period (which period shall expire no later than immediately prior to the consummation of the corporate transaction).
(iii) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in this Section 1.5(c):
(A)	The number and type of securities or other property subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and
(B)
The Administrator shall make such equitable adjustments, if any, as the Administrator may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations set forth in Sections 1.5(a) and 1.5(d)).  The adjustments provided under this Section 1.5(c)(iv) shall be nondiscretionary and shall be final and binding on the affected participant and the Company.

(d) Individual Limits.  The maximum number of shares of Common Stock with respect to which Awards may be granted or measured to any individual participant under the Plan during any one calendar year during the term of the Plan, and the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan in the form of options and stock appreciation rights to any individual participant under the Plan during any one calendar year, shall not exceed 1,425,000, and the maximum Performance-Based Awards that may be granted to any one Key Person under the Plan during any one calendar year shall not exceed 1,425,000 shares of Common Stock (or, in the event the Performance-Based Awards are paid in cash, other securities, other Awards or other property, the equivalent cash value of such shares of Common Stock on the first day of the performance period to which such Award relates), and the maximum number of shares of Common Stock that may be granted to any non-employee director of the Company (with such status as a non-employee director being determined as the date of grant of the applicable Award for this purpose) in any one calendar year shall not exceed 142,500 shares of Common Stock (or, in the event the Awards are paid in cash, other securities, other Awards or other property, the equivalent cash value of such shares of Common Stock on the first day of the calendar year in which such Awards are granted) (in each case subject to the restrictions set forth in Section 1.5(a) and the adjustments made in accordance with Section 1.5(c) hereof).

(e) Stock Legends.  The Administrator may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.
1.6	Definitions of Certain Terms
(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Administrator.
(b) Unless otherwise set forth in the applicable Award Agreement, in connection with a termination of employment or consultancy/service relationship or a dismissal from Board membership, for purposes of the Plan, the term “for Cause” shall be defined as follows:
(i) if there is an employment, severance, consulting, service, change in control or other agreement governing the relationship between the grantee, on the one hand, and the Company or an Affiliate, on the other hand, that contains a definition of “cause” (or similar phrase), for purposes of the Plan, the term “for Cause” shall mean those acts or omissions that would constitute “cause” under such agreement; or
(ii) if the preceding clause (i) is not applicable to the grantee, for purposes of the Plan, the term “for Cause” shall mean any of the following:
(A)	any failure by the grantee substantially to perform the grantee’s employment or consulting/service or Board membership duties;
(B)	any excessive unauthorized absenteeism by the grantee;
(C)	any refusal by the grantee to obey the lawful orders of the Board or any other Person to whom the grantee reports;
(D)	any act or omission by the grantee that is or may be injurious to the Company or any Affiliate, whether monetarily, reputationally or otherwise;
(E)	any act by the grantee that is inconsistent with the best interests of the Company or any Affiliate;
(F)	the grantee’s gross negligence that is injurious to the Company or any Affiliate, whether monetarily, reputationally or otherwise;
(G)	the grantee’s material violation of any of the policies of the Company or any Affiliate, as applicable, including, without limitation, those policies relating to discrimination or sexual harassment;
(H)	the grantee’s material breach of his or her employment or service contract with the Company or any Affiliate;
(I)
the grantee’s unauthorized (1) removal from the premises of the Company or any Affiliate of any document (in any medium or form) relating to the Company or any Affiliate or the customers or clients of the Company or any Affiliate or (2) disclosure to any Person of any of the Company’s, or any Affiliate’s, confidential or proprietary information;

(J)	the grantee’s being convicted of, or entering a plea of guilty or nolo contendere to, any crime that constitutes a felony or involves moral turpitude; and
(K)	the grantee’s commission of any act involving dishonesty or fraud.

Any rights the Company or any Affiliate may have under the Plan in respect of the events giving rise to a termination or dismissal “for Cause” shall be in addition to any other rights the Company or any Affiliate may have under any other agreement with a grantee or at law or in equity.  Any determination of whether a grantee’s employment or consultancy/service relationship is (or is deemed to have been) terminated “for Cause” shall be made by the Administrator.  If, subsequent to a grantee’s voluntary termination of employment or consultancy/service relationship or involuntary termination of employment or consultancy/service relationship without Cause, it is discovered that the grantee’s employment or consultancy/service relationship could have been terminated “for Cause”, the Administrator may deem such grantee’s employment or consultancy/service relationship to have been terminated “for Cause” upon such discovery and determination by the Administrator.
(c) Unless otherwise set forth in the applicable Award Agreement, “Disability” shall mean the grantee’s being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the grantee’s, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the grantee’s employer.  The existence of a Disability shall be determined by the Administrator.
(d) “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price thereof and causes a change in the per share value of the shares underlying outstanding Awards.
(e) The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on the New York Stock Exchange, or, if not traded on the New York Stock Exchange, such other primary stock exchange upon which such shares are then listed, as reported for such day in The Wall Street Journal (or, if not reported in The Wall Street Journal, such other reliable source as the Administrator may determine), or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day.  If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence for the next preceding trading day.  Notwithstanding the foregoing, if there is no reported closing price or high bid/low asked price that satisfies the preceding sentences, or if otherwise deemed necessary or appropriate by the Administrator, the Fair Market Value of a share of Common Stock on any day shall be determined by such methods and procedures as shall be established from time to time by the Administrator.  The “Fair Market Value” of any property other than Common Stock shall be the fair market value of such property determined by such methods and procedures as shall be established from time to time by the Administrator.
(f) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.
(g) Unless otherwise set forth in the applicable Award Agreement, “Retirement” shall mean a grantee’s formal retirement from employment with the Company and its Subsidiaries under acceptable circumstances as determined by the Administrator in its sole discretion (which determination may be conditioned upon, among other things, the grantee entering into a non-competition agreement with the Company and its Subsidiaries and Affiliates).
(h) “Subsidiary” shall mean any entity in which the Company, directly or indirectly, has a 50% or more equity interest.

ARTICLE II

AWARDS UNDER THE PLAN
2.1	Grant of Stock Options
Stock options will consist of Awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms.  The Administrator will have the authority to grant to any Key Person one or more options.  Each option shall be subject to such terms and conditions consistent with the Plan as the Administrator may impose from time to time, subject to the following limitations:
(a) Exercise Price.  Each option granted hereunder shall have such per share exercise price as the Administrator may determine at the date of grant; provided, however, that, subject to adjustment as provided under Section 1.5(c), the per-share exercise price shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted.
(b) Payment of Exercise Price.  The option exercise price may be paid in cash or, in the discretion of the Administrator, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which an option is exercisable or by a combination of these methods.  In the discretion of the Administrator, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.  To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.  The Administrator may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of an option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the option.  In determining which methods a participant may utilize to pay the exercise price, the Administrator may consider such factors as it determines are appropriate.
(c) Exercise Period.  Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that no option shall be exercisable later than ten years after the date it is granted.  All options shall terminate at such earlier times and upon such conditions or circumstances as the Administrator shall in its discretion set forth in such option Award Agreement at the date of grant.
2.2	Stock Appreciation Rights
(a) Nature of Stock Appreciation Rights.  The Administrator may, in its discretion, grant stock appreciation rights to the holders of any options granted hereunder.  In addition, stock appreciation rights may be granted independently of, and without relation to, options.  A stock appreciation right means a right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value) of such shares of Common Stock on the date the right is granted, all as determined by the Administrator; provided, however, that if a stock appreciation right is granted in tandem with an option, the designated Fair Market Value in the Award Agreement may be the Fair Market Value on the date such Stock Option was granted.  Each stock appreciation right shall be subject to such terms and conditions as the Administrator shall impose from time to time.
(b) Exercise of Stock Appreciation Rights.  Stock appreciation rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that no stock appreciation rights shall be exercisable later than ten years after the date it is granted.  All stock appreciation rights shall terminate at such earlier times and upon such conditions or circumstances as the Administrator shall in its discretion set forth in such stock appreciation right’s Award Agreement at the date of grant.
2.3	Options and Stock Appreciation Rights
(a) No Stockholders Rights.  No grantee of an option or stock appreciation right (or other Person having the right to exercise such Award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such Award until the issuance of a stock certificate to such Person for such shares or an account in the name of the grantee evidences ownership of stock in uncertificated form.  Except as otherwise provided in Section 1.5(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued or the date an account evidencing ownership of the stock in uncertificated form notes receipt of such stock.

(b) Repricing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding options and stock appreciation rights may not be amended by the Administrator to (i) reduce the exercise price of such outstanding options or stock appreciation rights or (ii) cancel such outstanding options or stock appreciation rights in exchange for cash, other Awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.
2.4	Stock Awards
The Administrator may, in its discretion, grant stock awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor.  Stock Awards may be subject to such terms and conditions as the Administrator determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment or service within specified periods, and may constitute Performance-Based Awards, as described below.  The Administrator may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such stock Award.  The Administrator may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.  The stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

2.5	Restricted Stock Units
(a) Nature of Restricted Stock Units.  The Administrator may, in its discretion, grant restricted stock units to Key Persons hereunder.  The Administrator shall determine the criteria for the vesting of restricted stock units and may provide for payment in shares of Common Stock, in cash or in any combination of shares of Common Stock and cash, at such time as the Award Agreement shall specify.  Restricted stock units may constitute Performance-Based Awards.  Shares of Common Stock issued pursuant to this Section 2.5 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Administrator.  The Administrator shall determine whether a Key Person granted a restricted stock unit shall be entitled to a Dividend Equivalent Right (as defined below).
(b) Settlement.  Upon vesting of a restricted stock unit, unless the Administrator has determined to defer payment with respect to such restricted stock unit or a grantee has elected to defer payment under subsection (c) below, shares of Common Stock representing the restricted stock units shall be distributed to the participant unless the Administrator, with the consent of the participant, provides for the payment of the restricted stock units in cash or partly in cash and partly in shares of Common Stock equal to the Fair Market Value of the shares of Common Stock which would otherwise be distributed to the participant.
(c) Delayed Settlement.  Prior to the year with respect to which a restricted stock unit may vest, the Administrator may, in its discretion, permit a participant to elect not to receive shares of Common Stock and/or cash, as applicable, upon the vesting of such restricted stock unit and for the Company to continue to maintain the restricted stock unit on its books of account.  In such event, the value of a restricted stock unit shall be payable in shares of Common Stock and/or cash, as applicable, pursuant to the agreement of deferral.
(d) Definitions.  A “restricted stock unit” means a notional account representing one share of Common Stock.  A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a restricted stock unit, which shall be payable in cash or in the form of additional restricted stock units at the time or times specified by the Administrator or as the Award Agreement shall specify.

(e) No Stockholder Rights.  No grantee of a restricted stock unit shall have any of the rights of a stockholder of the Company with respect to such Award unless and until a stock certificate is issued with respect to such Award upon the vesting of such Award or an account in the name of the grantee evidences ownership of stock in uncertificated form (it being understood that the Administrator shall determine whether to pay any vested restricted stock unit in the form of cash or Company shares or both).  Except as otherwise provided in Section 1.5(c), no adjustment to any restricted stock unit shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate, if any, is issued or the date an account evidencing ownership of the stock in uncertificated form notes receipt of such stock.
2.6	Performance Compensation Awards
(a) Nature of Performance Compensation Awards.  Performance compensation Awards may be granted to participants at any time and from time to time, as shall be determined by the Administrator.  Performance compensation Awards may, as determined by the Administrator in its sole discretion, constitute Performance-Based Awards.  The Administrator shall have complete discretion in determining the number, amount and timing of performance compensation Awards granted to any Key Person.  Such performance compensation Awards may be in the form of shares of Common Stock or restricted stock units.  Performance compensation Awards may be awarded as short-term or long-term incentives.  With respect to those performance compensation Awards that are intended to constitute Performance-Based Awards, the Administrator shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of performance compensation Awards that will be paid out to the participants, and may attach to such performance compensation Awards one or more restrictions.  Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.
(b) Adjustments.  With respect to those performance compensation Awards that are not intended to constitute Performance-Based Awards, the Administrator shall have the authority at any time to make adjustments to performance targets for any outstanding performance compensation Awards which the Administrator deems necessary or desirable unless at the time of establishment of goals the Administrator shall have precluded its authority to make such adjustments.
(c) Settlement.  Payment of earned performance compensation Awards shall be made in accordance with terms and conditions prescribed or authorized by the Administrator.  The Administrator may require or permit the deferral of, the receipt of performance compensation Awards upon such terms as the Administrator deems appropriate and in accordance with Sections 409A and 457A of the Code, to the extent applicable.
2.7	Performance-Based Awards
Certain Awards granted under the Plan (following the receipt of any requisite shareholder approval) may be granted in a manner such that the Awards are intended to qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”).  As determined by the Administrator in its sole discretion, either the vesting or the exercise of such Performance-Based Awards shall be based on one or more business criteria that apply to the individual participant, one or more business units of the Company or the Company as a whole.  The business criteria shall be as follows, individually or in combination, adjusted in such manner as the Administrator shall determine: (i) net sales; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) earnings per share; (v) net income; (vi) division, group or corporate financial goals; (vii) return on stockholders’ equity; (viii) return on assets; (ix) attainment of strategic and operational initiatives; (x) appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; (xi) market share; (xii) gross profits; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) economic value-added models and comparisons with various stock market indices; (xvi) reductions in costs; or (xvii) any combination of the foregoing.  In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.  With respect to Performance-Based Awards, (a) the Administrator shall establish in writing (1) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (2) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (b) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Administrator certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.  With respect to any Awards intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Administrator shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Administrator may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

2.8	Foreign Laws
The Administrator may grant Awards to individual participants who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Administrator as necessary to comply with applicable foreign laws.  The Administrator may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 2.8 and no action may be taken with respect to such Awards which would result in a violation of the 1934 Act, the Code or any other applicable law.
ARTICLE III

MISCELLANEOUS
3.1	Duration, Amendment, Termination and Duration
(a) Amendment/Termination of the Plan.  The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any Award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the Person having the rights to the Award).
(b) Stockholder Approval Requirement.  No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (i) increase the aggregate number of shares of Common Stock that may be delivered (either in the aggregate or through options) under the Plan (other than an increase solely to reflect a reorganization, stock split, merger, spin-off or similar transaction); (ii) increase the maximum amounts which can be paid to an individual under the Plan; (iii) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; (iv) modify the requirements as to eligibility for participation in the Plan; (v) expand the types of awards available under the Plan; (vi) materially extend the term of the Plan; (vii) materially change the method of determining the exercise price of options under the Plan; or (viii) delete or limit any provision prohibiting repricing of options.
(c) Modification of Awards.  The Administrator may cancel or amend any Award under the Plan, including, without limitation, by amendment which would accelerate the time or times at which the Award becomes unrestricted, vested or may be exercised.  However, any such cancellation or amendment (other than an amendment made in accordance with Section 1.5, 3.5 or 3.16) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding Award shall be made only with the consent of the grantee (or, upon the grantee’s death, the Person having the right to the Award).
(d) Duration.  No Award shall be granted more than ten years after the Amendment Date.
3.2	Other Provisions
Awards under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Key Person) as the Administrator determines appropriate, including, without limitation, for the installment purchase of Common Stock under options, for the installment exercise of stock appreciation rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award, for the termination of any Award and the forfeiture of any gain realized in respect of an Award upon the occurrence of certain activity by the participant that is harmful to the Company, for the acceleration of exercisability or vesting of Awards or the payment of the value of Awards in the event that the control of the Company changes (including, without limitation, a Change in Control), or to comply with Federal and state securities laws, or understandings or conditions as to the participant’s employment (including, without limitation, any restrictions on the ability of the participant to engage in activities that are competitive with the Company) in addition to those specifically provided for under the Plan.
3.3	Nontransferability
Each Award granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant.  In the event of the death of a participant, each then-outstanding option or stock appreciation right theretofore granted to him or her under the Plan shall be exercisable during such period after his or her death as the Administrator shall in its discretion set forth in such option or stock appreciation right Award Agreement at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the Persons to whom the deceased participant’s rights under the option or stock appreciation right shall pass by will or the laws of descent and distribution.  Notwithstanding the foregoing, at the discretion of the Administrator, an Award Agreement may permit the transferability of an Award by a participant solely to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the Award Agreement.  All terms and conditions of the Plan and the applicable Award Agreements will be binding upon any permitted successors or assigns.

3.4	Taxes
(a) Withholding.  A grantee or other Award holder under the Plan shall be required to pay, in cash, to the Company, and the Company and its Affiliates shall have the right and are hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to such grantee or other Award holder, the amount of any applicable withholding taxes in respect of an Award, its grant, its exercise, its vesting, or any payment or transfer under an Award or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for payment of such taxes.  Whenever shares of Common Stock are to be delivered pursuant to an Award under the Plan, with the approval of the Administrator, which the Administrator shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of minimum tax required to be withheld.  Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined.  Fractional share amounts shall be settled in cash.  Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award as may be approved by the Administrator in its sole discretion.
(b) Liability for Taxes.  Grantees and holders of Awards are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including, without limitation, any taxes arising under Sections 409A and 457A of the Code) and the Company shall not have any obligation to indemnify or otherwise hold any such Person harmless from any or all of such taxes.  The Administrator shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or, notwithstanding anything to the contrary in the Plan or any Award Agreement, to unilaterally modify any Award in a manner that (i) conforms with the requirements of Sections 409A and 457A of the Code (to the extent applicable), (ii) voids any participant election to the extent it would violate Sections 409A or 457A of the Code (to the extent applicable) and (iii) for any distribution event or election that could be expected to violate Section 409A of the Code, make the distribution only upon the earliest of the first to occur of a “permissible distribution event” within the meaning of Section 409A of the Code or a distribution event that the participant elects in accordance with Section 409A of the Code.  The Administrator shall have the sole discretion to interpret the requirements of the Code, including, without limitation, Sections 409A and 457A, for purposes of the Plan and all Awards.
3.5	Change in Control
(a) Change in Control Defined.  Unless otherwise set forth in the applicable Award Agreement, for purposes of the Plan, “Change in Control” shall mean the occurrence of any of the following:
(i) any “person” (as defined in Section 13(d)(3) of the 1934 Act), company or other entity acquires “beneficial ownership” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 50% of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company; provided, however, that no Change in Control shall have occurred in the event of such an acquisition by  (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, (C) any company or other entity owned, directly or indirectly, by the holders of the voting stock ordinarily entitled to elect directors of the Company in substantially the same proportions as their ownership of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company immediately prior to such acquisition or (D) Scorpio Tankers Inc. (“Scorpio”), SeaDor Holdings LLC (“SeaDor”), Dorian Holdings LLC (“Dorian”) or Kensico Capital (“Kensico”) or any entity which Scorpio, SeaDor, Dorian or Kensico directly or indirectly “controls” (as defined in Rule 12b-2 under the 1934 Act);
(ii) the sale of all or substantially all the Company’s assets in one or more related transactions to any “person” (as defined in Section 13(d)(3) of the 1934 Act), company or other entity; provided, however, that no Change in Control shall have occurred in the event of such a sale (A) to a Subsidiary which does not involve a material change in the equity holdings of the Company, (B) to an entity (the “Acquiring Entity”) which has acquired all or substantially all the Company’s assets if, immediately following such sale, 50% or more of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Acquiring Entity (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Acquiring Entity) is beneficially owned by the holders of the voting stock ordinarily entitled to elect directors of the Company immediately prior to such sale in substantially the same proportions as the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company immediately prior to such sale or (C) to Scorpio, SeaDor, Dorian or Kensico or any entity which Scorpio, SeaDor, Dorian or Kensico directly or indirectly “controls” (as defined in Rule 12b-2 under the 1934 Act);

(iii) any merger, consolidation, reorganization or similar event of the Company or any Subsidiary; provided, however, that no Change in Control shall have occurred in the event 50% or more of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the surviving entity (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the surviving entity) is beneficially owned by the holders of the voting stock ordinarily entitled to elect directors of the Company immediately prior to such event in substantially the same proportions as the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company immediately prior to such event;
(iv) the approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company; or
(v) during any period of 12 consecutive calendar months, individuals:
(A)	who were directors of the Company on the first day of such period, or
(B)
whose election or nomination for election to the Board was recommended or approved by at least a majority of the directors then still in office who were directors of the Company on the first day of such period, or whose election or nomination for election were so approved, shall cease to constitute a majority of the Board.

Notwithstanding the foregoing, unless otherwise set forth in the applicable Award Agreement, (1) in no event shall a Change in Control be deemed to have occurred in connection with an initial public offering of Common Stock, and (2)  for each Award subject to Section 409A of the Code, a Change in Control shall be deemed to have occurred under this Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code, provided that such limitation shall apply to such Award only to the extent necessary to avoid adverse tax effects under Section 409A of the Code.
(b) Effect of a Change in Control.  Unless the Administrator provides otherwise in an Award Agreement, upon the occurrence of a Change in Control:
(i) notwithstanding any other provision of this Plan, any Award then outstanding shall become fully vested and any forfeiture provisions thereon imposed pursuant to the Plan and the applicable Award Agreement shall lapse and any Award in the form of an option or stock appreciation right shall be immediately exercisable; and
(ii) to the extent permitted by law and not otherwise limited by the terms of the Plan, the Administrator may amend any Award Agreement in such manner as it deems appropriate.
3.6	Operation and Conduct of Business
Nothing in the Plan or any Award Agreement shall be construed as limiting or preventing the Company or any Affiliate from taking any action with respect to the operation and conduct of its business that its deems appropriate or in its best interests, including any or all adjustments, recapitalizations, reorganizations, exchanges or other changes in the capital structure of the Company or any Affiliate, any merger or consolidation of the Company or any Affiliate, any issuance of Company shares or other securities or subscription rights, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or other securities or rights thereof, any dissolution or liquidation of the Company or any Affiliate, any sale or transfer of all or any part of the assets or business of the Company or any Affiliate, or any other corporate act or proceeding, whether of a similar character or otherwise.
3.7	No Rights to Awards
No Key Person or other Person shall have any claim to be granted any Award under the Plan.

3.8	Right of Discharge Reserved
Nothing in the Plan or in any Award Agreement shall confer upon any grantee the right to continue his or her employment with the Company or any Affiliate, his or her consultancy/service relationship with the Company or any Affiliate, or his or her position as a director of the Company or any Affiliate, or affect any right that the Company or any Affiliate may have to terminate such employment or consultancy/service relationship or service as a director.
3.9	Non-Uniform Determinations
The Administrator’s determinations and the treatment of Key Persons and grantees and their beneficiaries under the Plan need not be uniform and may be made and determined by the Administrator selectively among Persons who receive, or who are eligible to receive, Awards under the Plan (whether or not such Persons are similarly situated).  Without limiting the generality of the foregoing, the Administrator shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to (a) the Persons to receive Awards under the Plan, (b) the types of Awards granted under the Plan, (c) the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated with respect to, Awards and (d) the terms and conditions of Awards.
3.10	Headings
Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such section, subsection, paragraph or subdivision.
3.11	Effective Date
The Plan shall be effective as of April 24, 2014, the date on which the Plan was adopted by the Board (the “Effective Date”).  The Plan was amended and restated on September 24, 2021 (the “Amendment Date”), effective as of the date on which the stockholders of the Company approve such amendment and restatement of the Plan.  The Board may, but need not, make the granting of any Awards under the Plan subject to the approval or ratification of the Plan and/or the Award by the Company’s stockholders.
3.12	Restriction on Issuance of Stock Pursuant to Awards
The Company shall not permit any shares of Common Stock to be issued pursuant to Awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable under applicable law.  Notwithstanding anything to the contrary in the Plan or any Award Agreement, at the time of the exercise of any Award, at the time of vesting of any Award, at the time of payment of shares of Common Stock in exchange for, or in cancellation of, any Award, or at the time of grant of any unrestricted shares under the Plan, the Company and the Administrator may, if either shall deem it necessary or advisable for any reason, require the holder of an Award (a) to represent in writing to the Company that it is the Award holder’s then-intention to acquire the shares with respect to which the Award is granted for investment and not with a view to the distribution thereof or (b) to postpone the date of exercise until such time as the Company has available for delivery to the Award holder a prospectus meeting the requirements of all applicable securities laws; and no shares shall be issued or transferred in connection with any Award unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Company and the Administrator.  The Company and the Administrator shall have the right to condition any issuance of shares to any Award holder hereunder on such Person’s undertaking in writing to comply with such restrictions on the subsequent transfer of such shares as the Company or the Administrator shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and all share certificates delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Company or the Administrator may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, any stock exchange upon which such shares are listed, and any applicable securities or other laws, and certificates representing such shares may contain a legend to reflect any such restrictions.  The Administrator may refuse to issue or transfer any shares or other consideration under an Award if it determines that the issuance or transfer of such shares or other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the 1934 Act, and any payment tendered to the Company by a grantee or other Award holder in connection with the exercise of such Award shall be promptly refunded to the relevant grantee or other Award holder.  Without limiting the generality of the foregoing, no Award granted under the Plan shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Administrator has determined that any such offer, if made, would be in compliance with all applicable requirements of any applicable securities laws.
3.13	Requirement of Notification of Election Under Section 83(b) of the Code
If an Award recipient, in connection with the acquisition of Company shares under the Plan, makes an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code), the grantee shall notify the Administrator of such election within ten days of filing notice of the election with the U.S. Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

3.14	Severability
If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
3.15	Sections 409A and 457A
To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Sections 409A and 457A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.  Notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A or 457A of the Code, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Plan and Award from Sections 409A and 457A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Sections 409A and 457A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Sections 409A and 457A of the Code.
3.16	Unfunded Plan
Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person.  To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
3.17	No Fractional Shares
No fractional shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, Awards, other securities or other property shall be paid or transferred in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
3.18	Governing Law
The Plan will be construed and administered in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

APPENDIX B - RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In the "Compensation Discussion and Analysis," we use certain non-GAAP financial measures.
Adjusted EBITDA is an unaudited non-U.S. GAAP financial measure and represents net income/(loss) before interest and finance costs, unrealized (gain)/loss on derivatives, realized (gain)/loss on interest rate swaps, stock-based compensation expense, impairment, and depreciation and amortization and is used as a supplemental financial measure by management to assess our financial and operating performance. We believe that adjusted EBITDA assists our management and investors by increasing the comparability of our performance from period to period. This increased comparability is achieved by excluding the potentially disparate effects between periods of derivatives, interest and finance costs, stock-based compensation expense, impairment, and depreciation and amortization expense, which items are affected by various and possibly changing financing methods, capital structure and historical cost basis and which items may significantly affect net income/(loss) between periods. We believe that including adjusted EBITDA as a financial and operating measure benefits investors in selecting between investing in us and other investment alternatives.
Adjusted EBITDA has certain limitations in use and should not be considered an alternative to net income/(loss), operating income/(loss), cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income/(loss). Adjusted EBITDA as presented below may not be computed consistently with similarly titled measures of other companies and, therefore, might not be comparable with other companies.
The following table sets forth a reconciliation of net income/(loss) to Adjusted EBITDA (unaudited) for the periods presented:
	Year ended	Year ended
(in U.S. dollars)	March 31, 2021	March 31, 2020
Net income/(loss)	$92,564,653	$111,841,258
Interest and finance costs	27,596,124	36,105,541
Unrealized (gain)/loss on derivatives	(7,202,880)	18,206,769
Realized (gain)/loss on interest rate swaps	3,779,363	(2,403,480)
Stock-based compensation expense	3,356,199	3,227,686
Depreciation and amortization	68,462,476	66,262,530
Adjusted EBITDA	$188,555,935	$233,240,304

Time charter equivalent rate, or TCE rate, is a non-U.S. GAAP measure of the average daily revenue performance of a vessel. TCE rate is a shipping industry performance measure used primarily to compare period‑to‑period changes in a shipping company’s performance despite changes in the mix of charter types (such as time charters, voyage charters) under which the vessels may be employed between the periods. Our method of calculating TCE rate is to divide revenue net of voyage expenses by operating days for the relevant time period, which may not be calculated the same by other companies.
The following table sets forth a reconciliation of revenues to TCE rate (unaudited) for the periods presented:
(in U.S. dollars, except operating days)	Year ended	Year ended
Numerator:	March 31, 2021	March 31, 2020
Revenues	$315,938,812	$333,429,998
Voyage expenses	(3,409,650)	(3,242,923)
Time charter equivalent	$312,529,162	$330,187,075

Denominator:
Operating days	7,891	7,715
TCE rate:
Time charter equivalent rate	$39,606	$42,798

B-1

Dorian LPG Ltd.

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors — The Board of Directors recommends a vote FOR all the listed nominees.

1. Nominees for a term of three years:

	For	Withhold		For	Withhold		For	Withhold
01 - Ted Kalborg	☐	☐	02 - Øivind Lorentzen	☐	☐	03 - John C. Lycouris	☐	☐

+

B Proposal — The Board of Directors recommends a vote FOR Proposal 2.

C Proposal — The Board of Directors recommends a vote FOR Proposal 3.

	For	Against	Abstain
3. Approval of an amendment to the 2014 Equity Incentive Plan.	☐	☐	☐

1 U P X 5 1 3 2 0 0 +

03I51C

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 21, 2021

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — DORIAN LPG LTD.

Notice of 2021 Annual Meeting of Shareholders

The offices of Dorian LPG (USA) LLC, 27 Signal Road, Stamford, CT 06902
Proxy Solicited by Board of Directors for Annual Meeting — October 21, 2021

John C. Hadjipateras, Theodore B. Young or either of them (the "Proxies"), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dorian LPG Ltd. (the "Company") to be held at 2:00 p.m. EDT on October 21, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees, FOR the ratification of the appointment of Deloitte Certified Public Accountants S.A. as the Company's independent registered public accounting firm for the year ending March 31, 2022 and FOR approval of an amendment to the 2014 Equity Incentive Plan.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Dorian LPG Ltd.

VOTE

C123456789

000004

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by October 20, 2021 at 11:59 PM EDT.

Online
Go to **www.investorvote.com/LPG** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/LPG

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors – The Board of Directors recommends a vote FOR all the listed nominees.

1. Nominees for a term of three years:

Nominee	For	Withhold
01 - Ted Kalborg	☐	☐
02 - Øivind Lorentzen	☐	☐
03 - John C. Lycouris	☐	☐

+

B Proposal – The Board of Directors recommends a vote FOR Proposal 2.

C Proposal – The Board of Directors recommends a vote FOR Proposal 3.

	For	Against	Abstain
3. Approval of an amendment to the 2014 Equity Incentive Plan.	☐	☐	☐

C 1234567890 JNT
1 U P X 5 1 3 2 0 0

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

03150C

Annual Meeting of Shareholders

Thursday, October 21, 2021

2:00 p.m. Eastern Daylight Time

Please plan to arrive early as there will be no admission after the meeting begins.

To attend the meeting, please present this notice and photo identification at the registration desk upon arrival.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 21, 2021

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/LPG

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — DORIAN LPG LTD.

Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — October 21, 2021

John C. Hadjipateras, Theodore B. Young or either of them (the "Proxies"), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dorian LPG Ltd. (the "Company") to be held at 2:00 p.m. EDT on October 21, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees, FOR the ratification of the appointment of Deloitte Certified Public Accountants S.A. as the Company's independent registered public accounting firm for the year ending March 31, 2022 and FOR approval of an amendment to the 2014 Equity Incentive Plan.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

E Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting. ☐